UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RAIT FINANCIAL TRUST

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RAIT FINANCIAL TRUST

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2015

To the Shareholders of RAIT FINANCIAL TRUST:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of shareholders of RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), will be held in the Geneva Room at the Hub at Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania, on Wednesday, May 20, 2015, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect eight trustees to serve until the next annual meeting of shareholders in 2016.

2. To approve the selection of KPMG LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2015.

3. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on March 20, 2015 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of RAIT at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. The stock transfer books will not be closed.

SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Trustees,

/s/ ANDERS LAREN
Anders Laren
Secretary

April 13, 2015

RAIT FINANCIAL TRUST

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Introduction

The 2015 annual meeting of shareholders of RAIT Financial Trust, or the annual meeting, will be held on Wednesday, May 20, 2015, at 9:00 A.M., Philadelphia time, in the Geneva Room at the Hub at Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania, for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 20, 2015 will be entitled to notice of and to vote at the annual meeting. Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “RAIT,” “we,” “us,” and “our” or similar terms are to RAIT Financial Trust and its subsidiaries. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions.

This statement is furnished in connection with the solicitation by the board of trustees of RAIT, or the board, of proxies from holders of our common shares of beneficial interest, par value $0.03 per share, or common shares, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to RAIT, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 15, 2015 to shareholders of record of common shares as of March 20, 2015.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our trustees, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our trustees, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares.

VOTING AT THE ANNUAL MEETING

At the annual meeting, only those holders of common shares at the close of business on March 20, 2015, the record date, will be entitled to vote. As of the record date, 82,809,826 common shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Shareholders do not have cumulative voting rights. RAIT has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 common shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

The presence at the annual meeting in person or by proxy of holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Common shares represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy common shares held by them in nominee name will mean that such common shares will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of common shares on a particular matter and indicates on the proxy delivered with respect to such common shares that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any matter.

Brokers that are member firms of the New York Stock Exchange, or NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered a “routine” matter under the NYSE rules and may not vote their customers’ shares on proposals that are not considered a “routine” matter under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One described below is not considered a “routine” matter under the NYSE rules. Proposal Two described below is considered a “routine” matter under the NYSE rules.

Proposal 1. The number of votes required in order to be elected as a trustee is dependent on whether an election is contested or uncontested. Our bylaws define an election as uncontested if no shareholder provides proper notice of an intention to nominate one or more candidates to compete with the board’s nominees in a trustee election, or if any such shareholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to shareholders. As no such notice has been provided, the trustee election described in Proposal 1 below is an uncontested election. In order to be elected as a trustee in an uncontested election as described in Proposal 1 below, each trustee is elected by a majority of votes cast with respect to such trustee nominee at a meeting of shareholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a trustee’s election or with respect to the election of trustees in general. In the case of any contested election, our bylaws provide that trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.

If an incumbent trustee nominated for election as a trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then our bylaws require that trustee, as a holdover trustee under Maryland law, to tender an offer of his or her resignation to the board for consideration promptly following certification of such vote. The nominating and governance committee, or the nominating committee, must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the board as to the response to the resignation offer. If each member of the nominating committee received a majority against vote at the same election, then the independent trustees (as defined in our declaration of trust) who did not receive a majority against vote will appoint a committee among themselves to consider the resignation offers and to recommend to the board a response to the resignation offers. The board of trustees shall take action on the nominating committee’s recommendation (or committee of independent trustees’ recommendation) within 90 days following certification of the shareholder vote. Any trustee whose resignation is under consideration must abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other trustee tendered because that trustee received a majority against vote.

If an incumbent trustee’s offer of resignation is accepted by the board, then such trustee shall cease to be a member of the board upon the effective date of acceptance by the board of the offer of resignation. If an incumbent trustee’s offer of resignation is not accepted by the board, then such trustee shall continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office. All of the board’s nominees for election as a trustee at the annual meeting are incumbents. If an incumbent trustee’s offer of resignation is accepted by the board, or if a non-incumbent nominee for trustee is not elected, the board may fill any resulting vacancy pursuant to our bylaws or may decrease the size of the board pursuant to our declaration of trust.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm as described in our discussion of Proposal 2 below.

Proposal 3. For any other matter which may properly come before the annual meeting as described in our discussion of Proposal 3 below, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law or our declaration of trust, as amended.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the trustees; and

•	the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2015.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF TRUSTEES

Trustees

Our by-laws provide that the number of trustees shall be fixed by resolution of the board, provided that there shall be a minimum of three and a maximum of nine trustees. The board has fixed the number of trustees at eight. All trustees are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating committee, has nominated Scott F. Schaeffer, Andrew Batinovich, Edward S. Brown, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein and Murray Stempel, III for election at the annual meeting for a term to expire at the 2016 annual meeting or until their successors are elected or appointed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee.

Names of Trustees, Principal Occupations and Other Information

Scott F. Schaeffer, age 52, has served as our chairman of the board and as a trustee since December 2010, chief executive officer, or CEO, since February 2009, our president from February 2008 to January 2014, our chief operating officer from February 2008 to February 2009, our co-president and co-chief operating officer from December 2006 to February 2008 and our president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer serves on the board of directors of Independence Realty Trust, Inc., or IRT, our real estate investment trust, or REIT, subsidiary whose shares of common stock, or IRT common stock, trade on the NYSE MKT under the trading symbol IRT. Mr. Schaeffer has served as the chairman of the board of directors and as a director of IRT since we acquired IRT in January 2011. Mr. Schaeffer served as a director of Resource America, Inc. (a publicly traded specialty finance company), or Resource America, from 1997 to 2002, the vice chairman of the board of directors of Resource America from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly-owned real estate subsidiary of Resource America) from 1992 to 2000.

Andrew Batinovich, age 56, has served as a trustee of RAIT since March 2013. Mr. Batinovich currently serves as President and Chief Executive Officer of Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. Since August 2013, an affiliate of Glenborough, LLC has served as the advisor of Strategic Realty Trust, Inc., a public non-traded REIT that owns primarily grocery anchored shopping centers, and Mr. Batinovich has served as CEO and a director of Strategic Realty Trust. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE listed real estate investment trust, or REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In connection with the 2006 transaction, Mr. Batinovich and the Glenborough Realty Trust senior management team were retained to operate the new private entity, and the team remains together in the newly re-acquired Glenborough, LLC. In 1996, Mr. Batinovich co-founded Glenborough Realty Trust and was President and Chief Executive Officer and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and Chief Executive Officer in 2003. He also served as Chief Operating Officer and Chief Financial Operator during his tenure at Glenborough Realty Trust. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich is a director of Sunstone Hotel Investors, Inc., a NYSE listed real estate investment trust focused on hotel properties. He also serves as a trustee of the American University of Paris.

Edward S. Brown, age 74, has served as a trustee of RAIT since June 1999. Mr. Brown has been president of The Edward S. Brown Group (a real estate development company) since 1985.

Frank A. Farnesi, age 67, has served as a trustee of RAIT since December 2006 when he joined the board in connection with our acquisition of Taberna Realty Finance Trust, or TRFT, in December 2006, or the TRFT acquisition. He was a member of TRFT’s board from April 2005 until the TRFT acquisition in December 2006. He is a retired partner of the international accounting firm of KPMG LLP, where he worked from 1969 to 2001. Before retiring from KPMG, he was the Pennsylvania business unit partner in charge of tax. He also served as national partner in charge of tax compliance and worked with a wide variety of clients in the banking, real estate, technology and private equity fields. He currently serves as the non-executive chairman of the board of directors of Beneficial Bancorp, Inc., a publicly held stock holding company for Beneficial Bank, a Pennsylvania chartered savings bank. He also currently serves on the board of directors of the Faith in the Future Foundation, a not-for-profit organization.

S. Kristin Kim, age 51, has served as a trustee of RAIT since October 2003. Ms. Kim is the founder of Sansori, which has provided innovative educational programs and offered strategic planning services for social ventures since 2009. Prior to Sansori, Ms. Kim was president of AllLearn, an online education venture among Oxford, Stanford, and Yale Universities from November 2002 until 2006, having joined AllLearn in January 2001 as its general counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University’s John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

Jon C. Sarkisian, age 53, has served as a trustee of RAIT since December 2011. Mr. Sarkisian has been an executive vice president of CBRE Group, Inc., or CBRE, a publicly traded commercial real estate services firm, since July 2003. Mr. Sarkisian joined CBRE when it acquired Insignia/ESG, or Insignia, a commercial real estate services firm, in July 2003. Mr. Sarkisian was an executive vice president at Insignia from June 1998 to July 2003. Mr. Sarkisian joined Insignia when it acquired Jackson-Cross Company, or Jackson-Cross, a commercial real estate services firm, in June 1998. Mr. Sarkisian was a senior vice president for Jackson-Cross from October 1988 to June 1998.

Andrew M. Silberstein, age 47, has served as a Trustee of RAIT since October 2012 when he was designated by ARS VI Investor I, LP (f/k/a ARS VI Investor I, LLC), or the investor, to serve on our board of trustees pursuant to the securities purchase agreement, or the purchase agreement, dated as of October 1, 2012 among ourselves, designated subsidiaries of ours and the investor. We refer to the transactions contemplated by the purchase agreement as the investor transactions. The investor is an affiliate of Almanac Realty Investors, LLC, or Almanac, a provider of capital to real estate companies. Mr. Silberstein is a partner of Almanac and joined the predecessor to Almanac, Rothschild Realty Managers, as a managing director in 2009. From 2004 to 2008, Mr. Silberstein served as the chief investment officer and chief operating officer for Stoltz Real Estate, a real estate company. Prior to that, Mr. Silberstein worked in real estate investment banking and private equity, first at Bear Stearns & Company from 1994 to 1998 as a vice president and then at Morgan Stanley from 1999 to 2004 as an executive director. Mr. Silberstein serves on the boards of the following real estate companies: WPT

Industrial Real Estate Investment Trust, listed on the Toronto Stock Exchange, and its external advisor, Welsh Property Trust, Westcore Properties, Winter Properties and Slate Asset Management.

Murray Stempel, III, age 60, has served as the lead trustee of RAIT since January 2014 and as a trustee of RAIT since December 2006 when he joined the board in connection with the TRFT acquisition. He was a member of TRFT’s board of trustees from April 2005 until the TRFT acquisition in December 2006. Mr. Stempel has served as a director of Royal Bancshares of Pennsylvania, Inc., or Royal Bancshares, a publicly traded bank holding company, since 2008, including service as the vice chairman of Royal Bancshares through 2012. From 2004 until 2008, he served as executive vice president and chief lending officer at Royal Bank America, a wholly-owned bank subsidiary of Royal Bancshares, responsible for the day-to-day management of the bank. From 2000 to 2004, he was a senior vice president at Royal Bank America.

Our nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. For a discussion of the methods the nominating committee uses for identifying and evaluating nominees for trustee, see “Information Concerning Our Board of Trustees, Committees and Governance-Nominating and Governance Committee.” Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each person listed above should serve as a trustee of RAIT:

Mr. Schaeffer has served as an executive officer of RAIT for the past 14 years and currently serves as our chairman of the board and chief executive officer. He has spent the past 29 years with RAIT and other businesses focused on investing in commercial real estate, which gives him broad knowledge of, and experience addressing, the operational, financial and strategic issues and opportunities facing specialty finance companies like RAIT.

Mr. Batinovich has a significant real estate-related professional background and many years of real estate-related experience, including previously held senior-executive level positions, other public company board experience, an extensive background and experience with REITs and in real estate and finance transactions.

Mr. Brown has over 30 years experience as president of a company focused on investing in commercial real estate, which gives him a broad understanding of the challenges and opportunities relating to RAIT’s investment portfolio and new business initiatives in this sector. His experience is coupled with knowledge of financial matters and financial reporting.

Mr. Farnesi’s experience in leadership roles within KPMG, including his position as national partner in charge of tax compliance, and his years of experience providing advisory services to a wide variety of clients give him a significant financial, accounting and tax background.

Ms. Kim has significant experience founding, leading or having senior roles in organizations focused on leadership and education. She also has broad legal experience in the international capital markets.

Mr. Sarkisian has over 26 years’ experience in commercial real estate and plays a leading role in the Philadelphia region for a major commercial real estate company.

Mr. Silberstein has substantial experience in real estate and finance transactions. Mr. Silberstein was also designated by the investor to serve on our board of trustees pursuant to the purchase agreement.

Mr. Stempel is a director, and previously served as a senior officer, of a publicly traded bank holding company with broad finance and operational experience, including real estate and real estate lending experience.

Information Concerning Our Board of Trustees, Committees and Governance

Board Leadership Structure

Our common shares are listed on the NYSE under the symbol “RAS” and we are subject to the NYSE’s listing standards. We have adopted trust governance guidelines and charters for the audit, compensation and nominating committees of the board intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics, or the code, for our trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. Our trust governance guidelines, code and these charters are available on our website at www.rait.com.

Our trust governance guidelines provide that the board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer and that this issue is part of the succession planning process within the scope of the board’s authority to decide. Since December 31, 2010, Scott F. Schaeffer has served as both chairman and chief executive officer. From December 2006 to December 2010, the offices were separated with Mr. Schaeffer serving as chief executive officer. Prior to December 2006, the offices were combined. The board believes that the trust governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for RAIT that best enables it to pursue its business strategies and goals. In January 2014, our nominating committee completed a review of our board leadership structure and recommended to the board that the board modify its board leadership structure by adopting a lead trustee charter and (with Mr. Stempel abstaining) appointing Mr. Stempel to serve as the lead trustee. On January 29, 2014, the board adopted these recommendations. The lead trustee charter provides that if, at any time the chairman of the board is not an individual who is an independent trustee serving on the board within the meaning of the trustee independence standards set forth in our trust governance guidelines, the board considers it useful and appropriate to appoint an independent trustee to have the responsibilities and authority set forth below and hold the title “lead trustee.” The specific responsibilities and authority of the lead trustee, when acting in such capacity principally include the following:

•	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent trustees and/or the non-management trustees;

•	serves as liaison between the chairman and the independent trustees and/or the non-management trustees;

•	approves information sent to the board;

•	approves meeting agendas for the board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent trustees and/or the non-management trustees;

•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication; and

•	such other responsibilities and authority as may be granted to the lead trustee by the board at any time and from time to time.

The lead trustee charter provides that the lead trustee is appointed by and from the independent trustees by vote of a majority of the independent trustees for a term of one year and thereafter until the appointment of his or her successor or until such earlier time as the lead trustee ceases to serve on the Board, resigns as lead trustee, is no longer an independent trustee or is replaced as lead trustee by a majority of the independent trustees or until such earlier time as the board elects a chairman that is an independent trustee.

The board considered Mr. Schaeffer’s significant experience in the industry and with RAIT as part of its rationale for deciding to combine the roles of chairman and chief executive officer. The board believes that its current leadership structure is appropriate at this time because it enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for RAIT and because the board believes its governance processes, as reflected in RAIT’s trust governance guidelines, board committee charters and the appointment of a lead independent trustee, preserve board independence by ensuring independent discussion among trustees and independent evaluation of, and communication with, members of senior management. Mr. Schaeffer’s employment agreement provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders.

Our trust governance guidelines provide that, at all times, a majority of the board must be comprised of persons who shall be independent within the meaning of RAIT’s trustee independence standards, or the independence standards, set forth in our trust governance guidelines, which are available on our website at the address given above. Among the requirements in our independence standards is the requirement that the trustee must meet all applicable requirements for independence under the listing standards of the primary exchange on which RAIT’s common shares trade and that the trustee must be an independent trustee as that term is defined in our declaration of trust. The board has determined that Mr. Batinovich, Mr. Brown, Mr. Farnesi, Ms. Kim, Mr. Sarkisian and Mr. Stempel each satisfy the independence standards, including the requirements for independence set out in Section 303A.02 of the rules of the NYSE, and that each of these trustees has no material relationships with RAIT (other than being a trustee and/or a shareholder of RAIT). Interested parties may communicate directly with the lead trustee or with the non-employee or independent trustees by sending their communications to our counsel, Ledgewood, P.C., or Ledgewood, at Two Commerce Square, 2001 Market Street, Suite 3400, Philadelphia, PA 19103. Shareholders may send communications to the board by sending them to Ledgewood as well. Ledgewood will forward these communications to the lead trustee, who will distribute them to the board members to whom the communications are addressed.

As set forth in our trust governance guidelines and in accordance with NYSE listing standards, the non-employee trustees meet in executive session quarterly without management and the independent trustees meet in executive session at least annually. The lead trustee, Mr. Stempel, presides at these executive sessions.

The board held a total of 15 meetings during 2014. The board currently has a standing audit committee of the board, or the audit committee, compensation committee and nominating committee. The trustees who serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2014 are set forth below:

Board Member	Audit	Compensation	Nominating and Governance
Scott F. Schaeffer
Andrew Batinovich(1)		X
Edward S. Brown	X	Chairman
Frank A. Farnesi	Chairman
S. Kristin Kim	X		X
Jon C. Sarkisian		X	X
Andrew M. Silberstein
Murray Stempel, III(2)		X	Chairman
Meetings held in 2014	12	6	2

(1)	On October 28, 2014, on the recommendation of the nominating committee, the board appointed Mr. Batinovich to the compensation committee.

(2)	On January 29, 2014, on the recommendation of the nominating committee, the board appointed Mr. Stempel to serve as our lead trustee.

During fiscal 2014, all incumbent trustees attended at least 75% of the aggregate of:

•	the total number of meetings of the board held during the period for which the trustee had been a trustee; and

•	the total number of meetings held by all committees of the board on which the trustee served during the periods that the trustee served.

It is the policy of the board that all trustees attend the annual meeting of shareholders of RAIT, if practicable. Seven of the eight trustees of RAIT serving at the time attended our 2014 annual meeting of shareholders.

In December 2011, Daniel Promislo retired from the board and as the chairman of the compensation committee. Mr. Promislo had served on the board since RAIT’s founding in August 1997 and, in recognition of his personal, in-depth knowledge of RAIT’s history and business, and the unusually valuable contributions he had made to RAIT since its inception, RAIT entered into a consulting agreement with Mr. Promislo, or the Promislo consulting agreement, designating him as a “trustee emeritus.” In this capacity, Mr. Promislo serves as an advisor to the board, to the compensation committee and to RAIT’s management, and performs the duties as may be reasonably assigned to him by the chairman of the board, the chairman of the compensation committee and/or by the chief executive officer of RAIT and other management. Mr. Promislo may attend meetings of the board and the compensation committee, and may participate in the discussions that occur during the portions of such meetings which he attends. Mr. Promislo is not entitled to vote on any business coming before the board or the compensation committee, nor is Mr. Promislo counted as a member of the board or the compensation committee.

Board Role in Risk Oversight

The board oversees RAIT’s risk management process. At each regularly scheduled board meeting, the board receives a risk management report, including an update on credit risk and management’s risk mitigation efforts, where appropriate. Risk management is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The board’s role is to oversee this function.

The audit committee enhances the board’s oversight of risk management. The audit committee’s role is also one of oversight, recognizing that management is responsible for executing RAIT’s risk management policies. The audit committee’s responsibilities include discussing with management RAIT’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT’s risk assessment and risk management policies. The audit committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

The compensation committee also enhances the board’s oversight of risk management by considering the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. The chief financial officer, or CFO, makes an annual presentation to the compensation committee regarding compensation risk.

Audit Committee

The audit committee is appointed by the board to assist board oversight of:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent registered public accounting firm’s qualifications and independence,

•	the performance of our internal audit function and of our independent registered public accounting firm, and

•	related party transactions (as defined in the trust governance guidelines).

For a discussion of the audit committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above. For a discussion of the audit committee’s role serving as the conflicts committee in the oversight of related party transactions, see “Certain Relationships and Related Party Transactions” below. The audit committee also prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement. The board has determined that Mr. Farnesi, Mr. Brown and Ms. Kim meet the independence standards, including the independence standards for audit committee members set forth in the listing standards of the NYSE and those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, or the Exchange Act, and that Mr. Brown qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT Financial Trust’s, or RAIT, annual report on Form 10-K for the year ended December 31, 2014, or the annual report:

•	The audit committee of the board of trustees of RAIT, or the audit committee, has reviewed and discussed the audited financial statements to be included in the annual report with RAIT’s management;

•

The audit committee has discussed with RAIT’s independent registered public accounting firm, KPMG LLP, or KPMG, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T;

•

The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG the independence of KPMG and satisfied itself as to KPMG’s independence; and

•	Based on the review and discussions referred to above, the audit committee recommended to the board of trustees of RAIT that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Trustees:

Frank A. Farnesi, Chairman
Edward S. Brown
S. Kristin Kim

Compensation Committee

The compensation committee is appointed by the board and has direct responsibility for approving the compensation of our chief executive officer, our other executive officers and the non-employee trustees of RAIT. The compensation committee also has direct responsibility for administering our equity-based compensation plans and reviewing any extraordinary compensatory payments to any of our employees. Pursuant to these responsibilities, in 2014, the compensation committee reviewed the compensation of five executive officers, grants to officers and other employees of equity compensation under the 2012 RAIT Financial Trust incentive award plan, or the incentive award plan, and grants to be proposed to the independent compensation committee of IRT to officers and other employees of equity compensation under IRT’s long term incentive plan. For a discussion of the compensation committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above and “Compensation Disclosure and Analysis-Implementing Our Objectives- Risk Management and RAIT’s Compensation Policies and Procedures” below.

In 2014, Mr. Schaeffer, our chairman, chief executive officer and president, set the compensation of anyone whose compensation was not set by the compensation committee based upon a discussion with the compensation committee of the amount of cash and equity awards that would constitute a pool for all employees and, if requested by the compensation committee, reported to the compensation committee on the basis for any unusually large individual compensation decision. Our chief financial officer included management’s estimate of bonus amounts in budgets for RAIT, and these estimates were reviewed by Mr. Schaeffer. These estimates of bonus amounts were necessary for budget purposes and therefore were established early in the year. In addition, with respect to officers whose compensation is set by the compensation committee, the committee determined the size of the bonus pool and the amount of the bonus it intended to give to Mr. Schaeffer in 2014. Mr. Schaeffer suggested bonus amounts to the compensation committee at year-end based on amounts then remaining in the bonus pool. Although these suggestions were advisory, they played a significant role in the compensation committee’s evaluation of individual performance. The compensation committee exercised final authority to determine all compensation decisions for which it was responsible, and was not restricted by these recommendations, estimates and suggestions.

Under its charter, the compensation committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants.

From December 2007 through 2014, the compensation committee directly retained an independent compensation consultant, Pearl Meyer & Partners, or PM&P. During 2014, PM&P was engaged to periodically assist the committee in establishing and implementing executive and trustee compensation strategy, interpreting competitive compensation data and trends, designing individual executive compensation packages, including but not limited to the amount and form of total compensation and its individual components, but excluding separation payments for two named executive officers who terminated employment in 2014, and compliance and disclosure matters relating to executive and trustee compensation. In December 2014, the compensation committee selected FPL Associates L.P., or FPL, to serve as the compensation committee’s independent compensation consultant going forward. FPL was engaged to assist the compensation committee to conduct market competitive compensation analysis across RAIT’s executive team in which the selection of peer group companies would be a key determinant, to review the structural design of RAIT’s existing compensation program relative to its peers and the broader public marketplace and recommend modifications and to recommend appropriate pay opportunities and mix among compensation elements for 2015. The compensation committee assessed the independence of PM&P and FPL pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2014 that would prevent PM&P or FPL from serving as an independent consultant to the compensation committee.

During 2014, the compensation committee engaged the law firm of Duane Morris LLP, or Duane Morris, to advise it regarding agreements between RAIT and current and former executive officers and the awards to be made under the incentive award plan. Duane Morris attorneys are also engaged by RAIT to represent RAIT. The compensation committee has reviewed these engagements using the factors set forth in NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act. The compensation committee considers the attorneys at Duane Morris who represent the compensation committee to be independent from our management and independent under these standards.

As noted above, Mr. Promislo serves as a consultant to the compensation committee and the board. Mr. Promislo receives no other fees from RAIT apart from this service. The compensation committee has final authority to review and approve Mr. Promislo’s consulting arrangements. Mr. Promislo had always been determined to be an independent trustee under RAIT’s trust governance guidelines prior to his retirement from the board in 2011. Accordingly, the compensation committee considers Mr. Promislo to be independent from our management and independent under NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act.

All of the members of the compensation committee have been determined by the board to be independent under our independence standards, including applicable NYSE listing standards. The compensation committee is comprised of Mr. Brown, as Chairman, Mr. Batinovich, Mr. Sarkisian and Mr. Stempel. Mr. Batinovich was appointed to the compensation committee in October 2014.

Nominating and Governance Committee

The nominating committee is appointed by the board to:

•

assist the board in maintaining an effective and knowledgeable board, including by identifying individuals qualified to become trustees and recommending to the board the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the audit, compensation and nominating committees, and

•	develop and recommend for the board’s consideration governance guidelines for RAIT.

The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for trustee. In recommending trustee nominees to the board, the nominating committee solicits candidate recommendations from its own members, other trustees and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential trustee nominees. The nominating committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers whether to fill those vacancies and, if applicable, considers various potential trustee candidates. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. The nominating committee seeks to make its recommendations for trustee nominees for each annual meeting to the board at its first meeting held each year.

The nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The nominating committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide trustees who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the nominating committee may look for in any particular trustee nominee depends on the qualifications, qualities, experience and skills of the rest of the trustees at the time of any vacancy on the board. The nominating committee does not have a formal policy regarding the consideration of diversity in identifying trustee nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a trustee of RAIT as a result of their sex, race, religion, creed, sexual orientation or disability. Our trust governance guidelines provide that no trustee may be nominated to a new term if he or she would be age 75 or older on the date of the election. Upon the recommendation of our nominating committee, the board of trustees granted Mr. Brown a permanent waiver from this provision.

The nominating committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the nominating committee considers the attributes of the candidate and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

All of the members of the nominating committee have been determined by the board to be independent under the independence standards, including applicable NYSE listing standards. The nominating committee is comprised of Mr. Stempel, as Chairman, Ms. Kim and Mr. Sarkisian.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has completed a competitive process to review the appointment of RAIT’s independent registered public accounting firm for the year ending December 31, 2014. As a result of this process, on March 21, 2014, the audit committee approved appointing KPMG to serve as RAIT’s independent public accountants for the fiscal year ending December 31, 2014. Grant Thornton LLP, or Grant Thornton, notified RAIT on March 19, 2014 that it would not participate in this process and so declined to stand for re-appointment for that role.

The audit reports of Grant Thornton on the consolidated financial statements of RAIT for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Grant Thornton on the effectiveness of internal control over financial reporting of RAIT as of December 31, 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through March 19, 2014, there were: (1) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) and related instructions of Regulation S-K) between RAIT and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports on RAIT’s financial statements for such years, and (2) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through March 21, 2014, RAIT did not consult with KPMG regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on RAIT’s financial statements, and KPMG did not provide any written report or oral advice that KPMG concluded was an important factor considered by RAIT in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement” (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF KPMG TO AUDIT THE FINANCIAL STATEMENTS OF RAIT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

We expect that representatives of KPMG will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years. In accordance with guidance from the SEC’s office of the chief accountant, we do not include fee disclosure for Grant Thornton.

	2014	2013
Audit Fees(1)	$2,435,000	$—
Audit-Related Fees(2)	235,352	—
Tax Fees(3)	125,000	—
All Other Fees(4)	—	—

Total(5)	$2,795,352	$—

(1)	Audit fees consisted of the aggregate fees of $1,735,000 and $435,000 billed for professional services rendered by KPMG in connection with its audit of our and IRT’s, respectively, consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, re-audits of our and IRT’s consolidated financial statements for 2013 and 2012, audits of our consolidated subsidiaries and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees include fees of $130,000 and $135,000 associated with the registration and/or issuance of our and IRT’s, respectively, securities during 2014.

(2)	Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of our carrying out securitization agreed upon procedures.

(3)	Tax fees consist of the aggregate fees of $95,000 and $30,000 billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning for RAIT and IRT, respectively.

(4)	All other fees would consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

(5)	The total consists of $2,195,352 and $600,000 of fees paid by us and IRT, respectively, to KPMG.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all common shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of March 20, 2015, is the beneficial owner of more than 5% of the outstanding common shares. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	ARS VI Investor I, LP	9,931,000	(1)	12.0%
Common Shares	BlackRock, Inc.	6,430,402	(2)	7.8%
Common Shares	Richard Mashaal	4,943,689	(3)	6.0%
Common Shares	The Vanguard Group, Inc.	9,801,974	(4)	11.8%
Common Shares	Vanguard Specialized Funds-Vanguard REIT Index Fund	6,130,341	(5)	7.4%
Common Shares	FMR LLC	4,662,925	(6)	5.6%

(1)	Information obtained from the Schedule 13D/A filed with the SEC on March 28, 2014 by Almanac Realty Securities VI, L.P., or the fund, Almanac Realty Partners VI, LLC, the general partner of the fund, or the general partner, ARS VI Investor I, LP, a wholly-owned subsidiary of the fund, or the investor, ARS VI Investor I GP, LLC, a wholly-owned subsidiary of the fund and the general partner of the investor, or the investor GP, and Matthew W. Kaplan, an individual and a managing member of the general partner, who we collectively refer to as the investor reporting parties. The Schedule 13D/A reports that each of the investor reporting parties is the beneficial owners of 9,931,000 common shares, that the fund, general partner, the investor and the investor GP have shared voting and dispositive power with respect to these shares and that Mr. Kaplan has sole voting and dispositive power with respect to these shares. These common shares are issuable pursuant to warrants, or the investor warrants, issued by RAIT to the investor. As reported in the annual report, the number of common shares issuable pursuant to the investor warrants has adjusted in accordance with its terms to 10,479,889 common shares. The investor warrants provide that we are not obligated to issue in excess of 9,931,000 Common Shares, in the aggregate, upon exercise of the investor warrants unless we elect to seek, and obtain, shareholder approval for the issuance of such excess common shares in accordance with NYSE listing requirements. We will pay cash or issue a 180 day unsecured promissory note, or a combination of the foregoing, equal to the market value of any common shares we cannot issue as a result of this limit. To assist us in maintaining our qualification as a real estate investment trust, or REIT, our declaration of trust generally prohibits any shareholder from directly or indirectly owning more than 8.3% of our outstanding common shares, or the ownership limit, unless our board approves a waiver of the ownership limit. In connection with the investor transactions, our board granted a waiver of the ownership limit to the investor. The principal business address of the investor reporting persons is c/o Almanac Realty Investors, 1140 Avenue of the Americas, 17th Floor, New York, NY, 10036.

(2)

Information obtained from the Schedule 13G/A filed by BlackRock, Inc. on behalf of itself and BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC with the SEC on January 26, 2015. BlackRock, Inc. reports having sole voting power with respect to 6,269,579 common shares and sole dispositive power with respect to 6,430,402 common shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(3)

Information obtained from the Schedule 13G/A filed by RIMA Senvest Management, L.L.C., or RIMA, and Richard Mashaal on February 17, 2015 reporting that RIMA had shared voting and shared dispositive power regarding 3,265,136 common shares (including 1,693,486 common shares issuable upon conversion of convertible notes) and Richard Mashaal had shared voting and shared dispositive power regarding 4,943,689 common shares (including 2,857,758 common shares issuable upon conversion of convertible notes). The reported securities are held in the accounts of Senvest Master Fund, L.P. and Senvest International L.L.C., or the Senvest investment vehicles. RIMA serves as investment manager and general partner of Senvest Master Fund, L.P. Mr. Mashaal is the managing member of RIMA and is president of, exercising investment and voting powers over, Senvest International L.L.C. Mr. Mashaal may be deemed to have voting and dispositive powers over the common shares held by the Senvest investment vehicles. RIMA may be deemed to beneficially own the securities held by Senvest Master Fund, L.P. by virtue of RIMA’s position as investment manager and general partner of Senvest Master Fund, L.P. Mr. Mashaal may be deemed to beneficially own the securities held by the Senvest investment vehicles by virtue of Mr. Mashaal’s status as the managing member of RIMA and his investment and voting powers over Senvest International L.L.C. The principal business address of RIMA and Mr. Mashaal is RIMA Senvest Management, LLC, 540 Madison Avenue, 32nd Floor, New York, New York 10022.

(4)	Information obtained from the Schedule 13G/A filed by The Vanguard Group, Inc., or Vanguard, with the SEC on February 10, 2015. Vanguard reports having sole voting power with respect to 106,098 common shares, sole dispositive power as to 9,704,476 common shares and shared dispositive power as to 97,498 common shares and that the aggregate amount owned by each reporting person as set forth in the next sentence is 9,801,974 common shares. This Schedule 13G/A identifies Vanguard Fiduciary Trust Company, or VFTC, and Vanguard Investments Australia, Ltd., or VIA, as Vanguard’s wholly owned subsidiaries which acquired the securities being reported on by the parent holding company. VFTC is the beneficial owner of 97,498 common shares as a result of its serving as investment manager of collective trust accounts. VIA is the beneficial owner of 8,600 shares as a result of its serving as investment manager of Australian investment offerings. We believe The Vanguard Group, Inc. reports this share ownership as the investment manager for Vanguard mutual funds and other Vanguard investment accounts. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Information obtained from the Schedule 13G/A filed by Vanguard Specialized Funds-Vanguard REIT Index Fund, or Vanguard REIT, with the SEC on February 6, 2015. Vanguard REIT reports having sole voting power with respect to 6,130,341 common shares. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Information obtained from the Schedule 13G filed by FMR LLC, or FMR, with the SEC on February 13, 2015. FMR reports having sole voting power with respect to 1,203,097 common shares and sole dispositive power with respect to 4,662,925 common shares. This Schedule 13G identifies FMR Co., Inc., Pyramis Global Advisors Trust Company and Pyramis Global Advisors, LLC as the entities that beneficially shares of the security class being reported. Edward C. Johnson 3d is a Director and the Chairman of FMR and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co., a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

The following tables set forth the number and percentage owned as of March 20, 2015 by each of our present trustees, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and trustees as a group of:

•	common shares;

•	7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series A preferred shares;

•	8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series B preferred shares;

•	8.875% Series C cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series C preferred shares; or

•	Series D cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series D preferred shares.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to vested options, warrants or share appreciation rights, or SARs, are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. With respect to vested SARs, the number of net common shares issuable is based on the closing price of our common shares on March 20, 2015 of $6.65. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	Trustees:
	Scott F. Schaeffer	393,366	(1)	*
	Andrew Batinovich	22,946		*
	Edward S. Brown	57,133	(2)	*
	Frank A. Farnesi	61,185	(3)	*
	S. Kristin Kim	54,976		*
	Jon C. Sarkisian	30,785		*
	Andrew M. Silberstein	19,524	(4)
	Murray Stempel III	56,723	(5)	*

	Non-Trustee Executive Officers:
	Scott L. N. Davidson	126,943	(6)	*
	James J. Sebra	105,343	(7)	*

	Other Named Executives:
	Raphael Licht	142,245	(8)	*
	Ken R. Frappier	3,063		*

	All trustees, named executives and other executive officer as a group:
	(13 persons)	1,093,566		1.3%

*	Does not exceed 1%

(1)

Includes 268,861 common shares directly held by Mr. Schaeffer, 3,666 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Schaeffer, 91,666 unvested restricted common shares and 29,173 net common shares issuable pursuant to vested SARs based on the closing price of our common shares on March 20, 2015 of $6.65.

(2)	Includes 3,333 common shares owned by the Brown Family Limited Partnership. The sole limited partners of this limited partnership are trusts for the benefit of the children of Mr. Brown. The sole general partner of this limited partnership is a limited liability company whose sole members are these trusts and whose sole manager is an individual who is not a member of Mr. Brown’s family. None of Mr. Brown’s children share the reporting person’s household at this time and he disclaims beneficial ownership of these common shares.

(3)	All common shares are pledged to secure a line of credit.

(4)	Excludes common shares beneficially owned by the investor and reported above. The investor does not report Mr. Silberstein as a beneficial owner of the investor’s common shares and Mr. Silberstein disclaims beneficial ownership of these common shares.

(5)	Includes 1,796 common shares held in a trust for the benefit of Mr. Stempel’s spouse.

(6)	Includes 27,045 common shares directly held by Mr. Davidson, 96,251 unvested restricted common shares and 3,647 net common shares issuable pursuant to vested SARs based on the closing price of our common shares on March 20, 2015 of $6.65.

(7)	Includes 58,463 common shares directly held by Mr. Sebra, 25,000 unvested restricted common shares and 21,880 net common shares issuable pursuant to vested SARs based on the closing price of our common shares on March 20, 2015 of $6.65.

(8)	Includes 129,639 common shares held directly by Mr. Licht, 10,940 net common shares issuable pursuant to vested SARs based on the closing price of our common shares on March 20, 2015 of $6.65 and 1,666 common shares, in the aggregate, held in two UGMA accounts for the benefit of Mr. Licht’s children, as to which Mr. Licht disclaims beneficial ownership. Excludes 333 common shares held by Mr. Licht’s father, as to which Mr. Licht disclaims beneficial ownership.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Preferred Shares	Trustees:
	Scott F. Schaeffer	10,000		*
	Andrew Batinovich	—		—
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—	(1)	—
	Jon C. Sarkisian	—		—
	Andrew M. Silberstein	—		—
	Murray Stempel, III	—		—

	Non-Trustee Executive Officers:
	Scott L. N. Davidson	5,361		*
	James J. Sebra	250		*

	Other Named Executives:	—		—
	Raphael Licht	—		—
	Ken R. Frappier

	All trustees, named executives and other executive officer as a group:
	(13 persons)	15,611		*

*	Does not exceed 1%

(1)	Excludes 2,000 Series A preferred shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A preferred shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Andrew Batinovich	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Jon C. Sarkisian	—	—
	Andrew M. Silberstein	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
	Scott L.N. Davidson	—	—
	James J. Sebra	—	—

Other Named Executives:
	Ken R. Frappier	—	—
	Raphael Licht	—	—

All trustees, named executives and other executive officer as a group:
	(13 persons)	—	—

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series C Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Andrew Batinovich	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Jon C. Sarkisian	—	—
	Andrew M. Silberstein	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
Scott L. N. Davidson
	James J. Sebra	—	—

Other Named Executives:
	Raphael Licht	300	*
	Ken R. Frappier	—	—

All trustees, named executives and other executive officer as a group:
	(13 persons)	300	*

*	Does not exceed 1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series D Preferred Shares	Trustees:
	Scott F. Schaeffer	—		—
Andrew Batinovich
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—		—
	Jon C. Sarkisian	—		—
	Andrew M. Silberstein	—	(1)	—
	Murray Stempel, III	—		—

Non-Trustee Executive Officers:
	Scott L. N. Davidson	—		—
	James J. Sebra	—		—

Other Named Executives:

	Raphael Licht	—		—
	Ken R. Frappier	—		—

All trustees, named executives and other executive officer as a group:
	(13 persons)	—		—

(1)	Excludes 4,000,000 Series D preferred shares owned directly by the investor, which represents 100% of the Series D preferred shares outstanding. Mr. Silberstein is an officer of the investor, indirectly holds an equity interest in the investor and is the investor’s designee to serve on the board pursuant to the investor’s rights under the purchase agreement to which we and the investor are party. Mr. Silberstein disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The board granted a waiver to the investor with respect to the 9.8% ownership limitation applicable to each series of preferred shares in our declaration of trust.

NON-TRUSTEE EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of our executive officers who is not also a trustee. For our officer who is also a trustee, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Trustees—Names of Trustees, Principal Occupations and Other Information.”

Scott L.N. Davidson, age 46, has served as RAIT’s president since January 2014 and served as a Managing Director of RAIT from April 2010 to January 2014. Prior to joining RAIT, Mr. Davidson served as a portfolio manager for Carlyle Blue Wave, an asset management firm, from January 2007 to June 2008. From September 2005 to November 2006, Mr. Davidson served as a portfolio manager for Amaranth LLC, an asset management firm. From 1993 to January 2005, Mr. Davidson served as Managing Director and Group Head at JPMorgan and its predecessors, where his responsibilities included running their commercial mortgage backed securities business, asset backed securities business and their respective risk and trading operations.

James J. Sebra, age 39, has served as our chief financial officer and treasurer since May 2012 and as our senior vice president and chief accounting officer from May 2007 to May 2012. Mr. Sebra has served as IRT’s chief financial officer since May 2012 and as IRT’s treasurer since January 2011. Mr. Sebra joined RAIT in connection with the TRFT acquisition having served as TRFT’s vice president and chief accounting officer since June 2005. Prior to joining TRFT, Mr. Sebra was the controller of Brandywine Realty Trust, a publicly held real estate investment trust, from 2004 through 2005. From 1998 through 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms.

John J. Reyle, age 36, has served as our senior managing director—chief legal officer since January 2015, as our senior vice president—corporate counsel from January 2014 to December 2014, as our vice president—corporate counsel from May 2012 to December 2013 and as our corporate counsel from August 2009 to May 2012. Prior to joining RAIT, Mr. Reyle was an associate in the real estate legal departments of Ledgewood, P.C., a law firm, from October 2005 to February 2009, and Cozen O’Conner, P.C., a law firm, from August 2004 to October 2005. During that time, Mr. Reyle concentrated his practice in the area of commercial real estate representing a variety of clients in connection with real estate-based financing, acquisitions and dispositions of commercial real estate, commercial leasing matters, real estate development and basic corporate transactions related to the foregoing.

EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation policies are intended to compensate and reward executive officers who build long-term value for our shareholders and to provide appropriate compensation packages to attract, motivate, reward and retain talented and experienced executive officers. RAIT’s compensation committee has designed executive compensation programs to carry out these policies by rewarding performance that is directly relevant to our long-term success and goals relating to building value and generating distributions to our shareholders. The primary components of executive pay include base salary, annual cash bonuses and equity-based compensation. Our compensation committee is also responsible for applying our compensation policies by setting the base salary, annual bonuses and equity-based compensation for our executive officers, including our named executives, as well as setting equity-based compensation for all employees.

Our named executives and their principal offices during 2014 were:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Sebra, our chief financial officer;

•	Mr. Davidson, our president;

•	Mr. Licht, our former managing director—business development, general counsel and secretary whose employment with RAIT terminated as of December 31, 2014; and

•	Mr. Frappier, our former executive vice-president—portfolio and risk management whose employment with RAIT terminated as of December 31, 2014.

See “Executive Officer Compensation” below. The role of our compensation committee, its use of an independent compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Trustees, Committees and Governance-Compensation Committee.”

2014 Company Performance

In applying our compensation policies to the named executives in 2014, the compensation committee sought to recognize the executive management team’s financial and strategic accomplishments during 2014. The highlights of these accomplishments are:

•

During the year ended December 31, 2014, RAIT originated $983.8 million of new loans, had conduit loan sales of $427.1 million and loan repayments of $164.0 million, resulting in net loan growth of $392.7 million. In addition, during 2014 RAIT had stable credit performance in our investment in loans, with an $11.8 million decrease in non-accrual loans from December 31, 2013 and our two non-recourse loan securitizations, RAIT CRE CDO I, Ltd. and RAIT Preferred Funding II, Ltd., continuing to satisfy their respective interest coverage triggers and overcollateralization triggers.

•

With regards to RAIT’s owned commercial real estate portfolios, due primarily to growth in our IRT business line, RAIT continued to see improvements in the key measures of portfolio performance: occupancy and rental rates. As a result, the net operating income at our owned properties increased to $80.7 million during the year ended December 31, 2014. RAIT’s rental income increased due to the acquisition of 28 properties during 2014 with an aggregate cost of $708.2 million. Improving occupancy and rental rates in our historical portfolio also increased RAIT’s rental income and net operating income. Rental income includes $49.2 million related to rental income associated with IRT. As a result, RAIT increased distributions on its common shares by 27% in 2014 from 2013.

While RAIT generated a GAAP net loss allocable to common shares of $318.5 million, or $3.92 per common share-diluted, during the year ended December 31, 2014. RAIT attributed this loss primarily to the $215.8 million loss from the deconsolidation of two securitizations collateralized primarily by legacy trust preferred securities and the $98.8 million of non-cash negative changes in the fair value of various financial instruments, primarily related to these securitizations.

The compensation committee believes RAIT continues to successfully implement a multi-strategy approach focused on achieving growth and stability in RAIT’s integrated commercial and multi-family real estate business with synergistic business lines in commercial and multi-family real estate lending, commercial and multi-family real estate ownership and asset and property management. This has led to improving cash flow and capital access, stable and growing dividends and a strong pipeline of investment opportunities. RAIT provides an analysis of its financial and operational performance and describes the implementation of its business initiatives in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report.

2014 Compensation Decisions

We believe that RAIT has an outstanding management team and that their long-term commitment and experience is crucial to our future performance. Based on our pay for performance philosophy, the following actions were taken in 2014:

Base Salary: In 2014, Mr. Sebra’s and Mr. Davidson’s salary were each increased. Mr. Davidson’s salary was increased in connection with his promotion to serve as our president. The salaries of the other named executives were unchanged.

Annual Incentives: The bonuses paid in 2014 as compared to 2013 were increased for Mr. Davidson and Mr. Sebra and decreased for Mr. Schaeffer. Mr. Licht’s and Mr. Frappier’s employment with RAIT terminated as of December 31, 2014 and they received the severance amounts pursuant to the terms of their respective employment agreements. Our annual bonuses for 2014 were not based on a quantitative criteria-based bonus program due to the difficulty and risk of setting fixed goals in a volatile economic environment, but were based on the business judgment and discretion of our compensation committee taking into account company and individual performance at the end of 2014, as explained herein. However, the compensation committee has adopted performance based compensation plans for 2015. See “Compensation Committee Actions in 2015” below.

Long-Term Incentives: The primary methods of delivering equity-based compensation in 2014 were restricted shares vesting over a three-year period, as well as stock appreciation rights, or SARs, with a five-year term and vesting over a three year period. In January 2014, the compensation committee awarded 110,000 restricted common share awards and 330,000 SARs, or the January 2014 awards, in the aggregate, valued at $1.3 million, in the aggregate, to the named executives, which reflected payment for 2013 performance. In February 2015, the compensation committee awarded 100,000 restricted common share awards and 450,000 SARs, or the February 2015 awards, in the aggregate, valued at $1.2 million, in the aggregate, to three of the named executives, which reflected payment for 2014 performance. In addition, IRT, our subsidiary listed on the NYSE MKT, has adopted a long term incentive plan, or the IRT LTIP, pursuant to which IRT equity compensation may be awarded to persons affiliated with its external advisor, a wholly-owned RAIT subsidiary. In January 2014, the IRT compensation committee awarded 16,000 restricted shares of IRT common stock awards, or IRT stock awards, and 32,000 SARs based on shares of IRT common stock, or IRT SARs, and together with the IRT stock awards, the January 2014 IRT awards, in the aggregate, valued at $0.2 million, in the aggregate, to three of the named executives, which reflected payment for 2013 performance. In February 2015, the IRT compensation committee awarded 36,000 IRT stock awards and 108,000 IRT SARs, and together with the IRT stock awards, the February 2015 IRT awards, in the aggregate, valued at $0.4 million, in the aggregate, to two of the named executives, which reflected payment for 2014 performance. The compensation committee reviews the awards to be proposed to the independent IRT compensation committee to consider and includes the value of such awards in setting compensation for the named executives. The number and value of the equity awards were based on company and individual performance, as well as historical grant practices and amounts which were impacted by our share reserve, as discussed in detail in this section. In March 2015, the compensation committee adopted two performance based award plans. See “Compensation Committee Actions in 2015” below.

Adjusted Total Compensation: The Summary Compensation Table below is required by SEC rules to reflect the grant date fair value of restricted share awards and SARs awards and thereby includes any equity compensation in the year awarded regardless of the year of financial performance to which the award related. As such, grants reported in the Summary Compensation Table for 2014 represent compensation for performance in 2013. Grants made with respect to 2014 performance will not be disclosed in the Summary Compensation Table until next year as they were made in 2015. The compensation committee considers the Salary, Bonus and All Other Compensation reported in the Summary Compensation Table for a particular year, together with equity compensation from RAIT and any IRT equity compensation awarded in February of the following year, to represent the compensation paid to a named executive for that named executive’s contribution to RAIT’s performance for that particular year. We refer to the sum of these amounts in this section as the “adjusted total compensation”, which is not a substitute for the total compensation set forth in the Summary Compensation Table but is intended to aid our shareholders in understanding the compensation committee’s decisions relating to RAIT’s 2014 performance. Total compensation in the Summary Compensation Table shows decreases for two named executives and increases for the two named executives whose employment terminated, principally as a result of severance payments. Adjusted total compensation relating to RAIT’s 2014 performance shows decreases for one named executive and increases for the other named executives. For a discussion of the reasons, see — “2014 Compensation Compared to 2013 Compensation” below.

Agreements: In addition, as discussed in “Implementing Our Objectives-Employment Agreements” below, in 2014 the compensation committee approved an employment agreement for Mr. Davidson, amendments to the employment agreements for Mr. Schaeffer and Mr. Licht as well as separation agreements with Mr. Licht and Mr. Frappier.

Terminations and Comparative Discussions. Two of our named executives terminated their employment as of December 31, 2014 and received the severance payments called for by their employment agreements. We do not consider discussion of these non-recurring payments in our discussions of changes in compensation in 2014 from the prior year because of their one-time nature. In addition, under SEC disclosure rules, Mr. Davidson’s compensation is disclosed only for 2014, the year he was promoted to becoming our president and, accordingly, the discussion of his compensation is limited principally to his change in position.

2014 Pay Governance

RAIT seeks to maintain pay practices that foster good governance, which are demonstrated by:

•	Alignment with Shareholders: Executive pay is aligned with shareholder value through equity compensation and meaningful stock ownership guidelines discussed below.

•

Hedging/Pledging Policies: We maintain policies contained in our insider trading policy prohibiting speculative transactions in RAIT securities such as short sales, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, certain forms of hedging or monetization transactions and restrictions on the use of margin accounts and pledges.

•

Independent Compensation Consultant: We have engaged independent compensation consultants that do not provide any services to management and that had no prior relationship with management prior to the engagement.

•

Clawback Policy: All grants under the incentive award plan are subject to the provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time.

•

No 280G Tax Gross-Ups: We will not provide any tax gross-up provision relating to parachute payments (as defined in IRC Section 280G) in future employment agreements and have amended several employment agreements in recent years to remove such provisions. In 2014, we amended Mr. Licht’s employment agreement to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). As of the date of this proxy statement, none of RAIT’s employment agreements contain such provisions.

Impact of 2014 Say-on-Pay Vote

RAIT held its first shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2011 annual meeting of shareholders held on May 17, 2011. More than 85% of the votes cast on such proposal were in favor of the compensation of the named executives. RAIT held its second shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2014 annual meeting of shareholders held on May 13, 2014. More than 82% of the votes cast on such proposal were in favor of the compensation of the named executives. The compensation committee considered these voting results as supportive of the compensation committee’s general executive compensation practices. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to RAIT’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes. Based on the voting preference of our shareholders, the frequency of future “say-on-pay” votes will be every three years.

Compensation Committee Actions in 2015

The compensation committee, considered shifting its pay philosophy toward the development of pay for performance incentive programs in mid-2014 and, with further assistance from its new independent compensation consultant, FPL, approved in 2015 a number of changes to RAIT’s executive compensation program and governance practices, as described in more detail below. In general, the compensation committee believes that pay for performance programs are more representative of best market practices. These programs put a significant portion of executive compensation at risk based on our performance and also provide for measuring our success across both short-term and long-term performance periods.

Prior to 2015, the compensation committee adopted a compensation system that was largely based on a single, discretionary review of performance, with other REITs, public companies and local pay practices as reference points, but the review did not contain any defined levels of compensation to correspond with specific performance goals. With RAIT’s exit from the Taberna business, the historical need to allow for significant discretion was reduced. Starting in 2015, our newly revised program will more definitively hold our executives accountable for achieving various levels of performance across metrics with defined levels of payouts for achieving such performance. The key features of our new pay for performance incentive programs are highlighted below.

Prior to 2015	New 2015 Plan

Single incentive program across cash and equity.	Bifurcated incentive program with a separate and distinct cash bonus and long-term equity plan.

Discretionary review of performance.	Objective review of performance based on predetermined performance criteria and goals.

Performance measured entirely over a single year performance period.	Performance measured over a single year period (cash bonus) and multi-year, forward looking performance period (equity awards).

Low emphasis on relative performance.	Higher emphasis on relative performance.

No defined compensation payouts.	Defined compensation payouts with capped payouts

As part of its consideration of changes to RAIT’s compensation programs, the compensation committee analyzed the following peer group of companies in relation to setting the amount of future compensation potential (salary, cash bonus and equity) for RAIT’s executive officers for 2015 and beyond:

•	Arbor Realty Trust, Inc.

•	Colony Financial, Inc.

•	Gramercy Property Trust Inc.

•	iStar Financial Inc.

•	Lexington Realty Trust

•	Ladder Capital Corp.

•	Resource America Inc.

•	Redwood Trust, Inc.

These companies were included in this peer group because they may compete with us for business and/or talent. Some of our direct peers are not included in this peer group (though are used in the peer group that we use to measure our TSR performance, further discussed below) because they are externally managed and access to their compensation information for benchmarking purposes is limited.

New Pay for Performance Incentive Compensation Programs

Effective March 31, 2015, the compensation committee implemented new short-term and long-term incentive compensation plans for three of RAIT’s executive officers, Mr. Schaeffer, Mr. Sebra and Mr. Davidson, whom we refer to as the eligible officers, that (i) provide clear objectives and targets, (ii) improve alignment with measurable company performance and stockholder returns, and (iii) recognize and adjust for individual contributions to our success. These plans were intended, with certain exceptions, to qualify as “qualified performance-based compensation” under section 162(m) of the code and Article IX of the incentive award plan The compensation committee adopted a 2015 Annual Incentive Compensation Plan, or the annual cash bonus plan, pursuant to the incentive award plan and made awards thereunder, or the target cash bonus awards, to the eligible officers setting forth the basis on which the eligible officers could earn cash bonuses for 2015. In addition, the compensation committee adopted a 2015 Long Term Incentive Plan, or the long term equity plan, pursuant to the incentive award plan and made awards thereunder, or the long term equity awards, to the eligible officers setting forth the basis on which the eligible officers could earn equity compensation for the years 2015 through 2018. Each of the annual cash bonus plan and the long term equity plan was adopted pursuant to and in accordance with the terms of the incentive award plan, which was previously approved by the shareholders of RAIT.

New Annual Incentive Compensation Program—Target Cash Bonus Awards

100% of compensation awarded under our new short term annual cash bonus plan is at-risk tied to pre-determined performance criteria. For 2015, 75% of the target cash bonus award is payable based on the following objective performance goals and weightings:

•	Cash available for distribution, or CAD, per share; weighted 35%

•	Return on equity; weighted 20%

•	Adjusted book value per share; weighted 20%

Amounts are earned under the target cash bonus awards based on our annual performance relative to threshold, target and maximum performance goals for these objective measures, with 50%, 100% and 150% of target incentive opportunity payable based on threshold, target and maximum performance achieved, respectively. If the calculated percentage is between Threshold and Target or between Target and Maximum for an annual performance period, then the earned percentage will be prorated. The number of shares used for any per share metric will be the weighted average number of common shares outstanding for the relevant period (if performance falls below threshold for any particular goal then 0% is earned for such metric). The remaining 25% of the target cash bonus awards is based on the achievement of various individual performance criterion that may be earned based on an evaluation of individual performance, strategic objectives, market conditions, and other factors deemed relevant by the Compensation Committee. Consequently, the payout ranges from zero to a capped amount of 150% of target for our named executive officers.

New Long-Term Equity Awards

Our new long term equity plan is an equity program whereby long-term performance awards are granted each year and earned based on our performance over a three year period. Our long term equity plan has an initial performance period running from January 1, 2015 through December 31, 2017. At target, the majority (75%) of compensation awarded under the long term equity plan is based on predefined performance with the remaining 25% based on multi-year time-based vesting. For the performance portion, the payout ranges from zero to a capped amount of 150% of target for the eligible officers. The performance measures and weighting for the performance component of the 2015-2017 awards are based on the following objective performance measures relating to total shareholder return (stock price appreciation plus aggregate dividends), or TSR, each of which are measured over the three year performance period:

Three year Performance Measure	Weighting
RAIT’s TSR relative to TSR of peers	40%
RAIT’s TSR compared to TSR of NAREIT Mortgage Index	20%
RAIT’s Absolute TSR	20%
Strategic Objectives	20%

The performance shares earned based on our performance then vest 50% upon conclusion of the performance period and 50% on the first anniversary thereof. This vesting schedule delays full payout for an additional year after the performance period is over, which promotes retention. The companies comprising the peer group for this performance measure are:

•	Apollo Commercial Real Estate Finance, Inc.

•	Ares Capital Corporation

•	Arbor Realty Trust, Inc.

•	Colony Financial, Inc.

•	Ladder Capital Corp.

•	iStar Financial Inc.

•	Newcastle Investment Corp.

•	Redwood Trust, Inc.

•	Resource Capital Corp.

•	Starwood Property Trust, Inc.

See discussion above for the criteria used to select this peer group.

Objectives of Our Compensation Policies

Our compensation policies for our named executives have the following objectives:

We seek to attract and retain key executives, including the named executives, by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;

•

discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives, that would be based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT; and

•

equity-based compensation in amounts that are based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of RAIT’s common share price, and subject to vesting schedules that require continued service with RAIT.

We seek to align the interests of our named executives with our shareholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. The compensation committee accordingly has made awards of SARs and restricted common shares to the named executives in 2014 and 2015 and performance based awards in 2015 as described above.

Implementing Our Objectives

Determining Compensation. The compensation committee applies its business judgment in making compensation decisions and has sole discretion in making such decisions. In 2014, the compensation committee did not use pre-set formulas or weights for the factors it considered in determining the amount and mix of compensation elements, but the compensation committee reviewed RAIT’s financial, operating, strategic and stock performance and carefully evaluated each executive’s performance during the year against anticipated results, leadership qualities, operational performance, business responsibilities, career with RAIT, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions in 2014 for the named executives included:

•

measuring RAIT’s performance using key financial criteria, principally including capital raised, rate of origination of commercial and multi-family real estate loans and amount of investments in real estate, operating income, CAD and dividend paying capability;

•

achieving strategic objectives principally including implementing a revised business model to focus on RAIT’s historical strength in commercial and multi-family real estate, growing new business initiatives originating CMBS eligible loans and executing the business strategy for IRT;

•	achieving specific operational goals for areas led by the named executive; and

•	retaining key executives to provide management continuity in a very active volatile market.

No Reliance on Peer Group for 2014. In making compensation decisions for 2014, the compensation committee had access to market data about pay practices at certain real estate investment trusts and publicly traded companies of comparable size as general reference points for levels and structures, and it used this data as background and general reference points in making compensation decisions but did not materially rely on this data. The compensation committee concluded that any potential comparator group, or peer group, was a very limited sample consisting of companies substantially larger and more diverse than RAIT or companies that were externally managed so relevant data was not available. For 2014, the compensation committee emphasized comparisons with historical pay levels and internal pay equity in setting the compensation for the executive officers, without placing any specific weight on each factor. In addition, the compensation committee reviewed broad-based information about compensation trends and practices in real estate financing and /or asset management businesses as general context for its compensation determinations. For 2015 compensation decisions, the compensation committee met with FPL, considered RAIT’s business model after RAIT exited the Taberna business and determined it would be feasible and advisable to develop peer groups for the compensation committee to use as reference points for future compensation potential and for TSR metrics for performance based awards. For descriptions of these peer group and how they were determined, see “Compensation Committee Actions in 2015” above.

Allocation Between Equity Compensation and Cash Payments. The compensation committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet RAIT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the compensation committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The compensation committee also seeks to balance compensation elements that are based on individual contributions toward achieving RAIT’s financial, operational and strategic goals with others that are based on the performance of our common shares and our dividend record. The percentage of Mr. Schaeffer’s and Mr. Sebra’s total compensation represented by equity compensation was reduced from 2013 to 2014. This is due largely to the SEC requirement to report grants in the year awarded even though they were granted early in the following year and attributed by the compensation committee to performance in the previous year. After adjusting for both the awards attributable to the year earned rather than the year granted and for awards made by IRT to Mr. Schaeffer and Mr. Sebra on the same basis, the equity compensation for these two officers, as adjusted, remained consistent from 2013 to 2014.

Allocation Among Types of Equity Compensation. From RAIT’s initial public offering in 1998 until 2004, the compensation committee granted stock options under the incentive award plan to RAIT’s executive officers and employees. From 2005 until 2010, the compensation committee granted phantom units to RAIT’s executive officers and employees under the incentive award plan. The compensation committee made this change because it viewed phantom units with dividend equivalents as a tangible and more effective compensation award. As discussed above in “Equity Compensation,” in 2012 the compensation committee made new equity compensation awards comprised of SARs to the named executives. Because of the limited number of common shares remaining issuable under the incentive award plan, the compensation committee made this change to utilize an available equity-based compensation that could be settled in cash or common shares. Since RAIT’s shareholders approved increasing the number of common shares issuable under the incentive award plan in May 2012, the compensation committee made awards comprised of SARs and restricted common shares. In March 2015, the compensation committee adopted the long term equity plan under the plan described above. The compensation committee evaluates periodically whether to settle vested SARs in cash or common shares as they vest, subject to the availability of common shares under the incentive award plan. The compensation committee expects in general to settle SARs with common shares, but plans to make final decisions as vesting dates for SARs approach in order to have the most currently-available information. As discussed above, the compensation committee has elected to settle all SARs awarded to date with common shares. Each of the January 2014 awards and the February 2015 awards were allocated approximately one-third to SARs and two-thirds to restricted common share awards based on grant date fair value. The compensation committee continues to review the allocation among the types of RAIT’s equity compensation based on its analysis of the best way to design awards that meet RAIT’s compensation goals within the parameters of RAIT’s shareholder approved incentive award plan as in effect and based on the number of common shares issuable thereunder at the relevant time. The long term equity awards adopted in March 2015 are described above. See “Compensation Committee Actions in 2015” above.

Equity Grant Practices. In October 2009, the compensation committee adopted an equity award grant policy providing that awards under the incentive award plan will be made only on a date that corresponds to the date of any quarterly meeting of the board. The compensation committee considers exceptions to this practice when a new non-employee trustee is appointed to the board or when an employee or executive officer is hired or promoted by RAIT. In that event, an award may also be made on any date in the period beginning when the appointment, hiring or promotion occurs and ending one month thereafter. The compensation committee determined to waive this policy in making the March 2015 long term equity awards because they were made on the last day such awards could be considered performance based awards for 2015 under the terms of the plan and Section 162(m) of the Code.

Stock Ownership Guidelines. In March 2011, the compensation committee adopted stock ownership guidelines, or the stock ownership guidelines, with the intent of encouraging close alignment of the interests of our trustees and senior management with our shareholders. The stock ownership guidelines apply to the following persons, including the named executives:

•	trustees on the board.

•	the following categories of officers:

•	the chairman of the board, president and CEO;

•

other officers designated by the board as being “officers” of RAIT within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, subject to Section 16 of the Exchange Act, or Section 16 officers; and

•	officers of RAIT or any of its subsidiaries designated by the compensation committee, or designated officers.

The guideline for each trustee is to own eligible RAIT securities, which are defined to include common shares and preferred shares, with a value equal to or exceeding five times the trustee’s annual cash retainer then in effect. Each trustee who is also an officer subject to the guidelines is subject to the stock ownership guidelines for officers. The guideline for each officer subject to the guidelines is to own eligible securities with a value equal to or exceeding the multiple of the annual base salary then in effect for the officer set forth below opposite the category the officer is in:

• chairman of the board, president and CEO	4x salary
• all other Section 16 officers	2x salary
• all designated officers	1x salary

As noted above, Mr. Schaeffer is our chairman of the board and CEO. There are currently three other Section 16 officers who are identified above in “Non-Trustee Executive Officers.” There currently are no designated officers.

The guidelines, which were adopted in March 2011, provide that officers and trustees who do not meet the stock ownership guidelines have five years to achieve compliance, and must hold 100% of the net shares received from any awards made after the adoption of these stock ownership guidelines, including (a) 100% of net after-tax shares received upon vesting of full value share awards, and (b) 100% of net common shares received (in other words, net of exercise price and taxes) upon option exercise. Once achieved, compliance is expected for so long as the individual is subject to the stock ownership guidelines. Upon any increase in the trustee’s annual retainer, in the case of a trustee, or a senior officer’s base salary, in the case of such senior officer, the individual will have five years from the date of such increase to achieve compliance based on the increased level of annual retainer or base salary. Any trustee or senior officer becoming subject to the stock ownership guidelines for the first time after the adoption of the guidelines is expected to achieve compliance within five years. If a trustee or senior officer achieves his or her guideline at any time during the specified five-year period, then such trustee or senior officer will be considered to be in compliance as long as he or she continues to own the same number of eligible securities that were sufficient to meet the stock ownership guidelines. Compliance with the stock ownership guidelines is expected, but not mandatory. However, if any senior officer or trustee does not comply, any subsequent equity-based compensation awarded to such senior officer or trustee may be structured in a manner that would result in compliance with the stock ownership guidelines.

In April 2015, the CFO, the administrator of the guidelines, determined that two of the named executives who remained with RAIT had met the guidelines and that the third named executive who remained with RAIT who had become subject to the guidelines in January 2014 had a five year transition period thereafter to do so. The CFO also determined that all four of the non-employee trustees currently serving on the board who had served since the adoption of the guidelines met the guidelines. The CFO found that three new trustees who had joined the board in December 2011, October 2012 and March 2013, respectively, each had a five year transition period from the respective dates they joined the board to do so.

Employment Agreements. All of RAIT’s named executives, have employment agreements with RAIT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, the employment agreements of the named executives have change-in-control and non-change in control severance protection. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.” The compensation committee viewed these agreements as a carry-over from earlier employment agreements that are difficult to eliminate without damaging a critical compensation element in support of the long-term retention of these key executives. The committee regularly reviews these employment agreements and severance protections and will periodically seek to make adjustments as circumstances and competitive market practices evolve.

In 2014 the compensation committee approved an employment agreement for Mr. Davidson, amendments to the employment agreements for Mr. Schaeffer and Mr. Licht as well as separation agreements with Mr. Licht and Mr. Frappier. In the case of Mr. Davidson, the employment agreement was entered into in connection with his promotion to president. Mr. Schaeffer’s amendment documented his consent to surrendering the title of president in connection with his proposal, and our board’s approval of such proposal, to promote Mr. Davidson to serve as our president and to have Mr. Schaeffer continue to serve as our chairman of the board and chief executive officer. Mr. Licht’s amendment amended the term, duties and payment due upon termination without cause, for good reason or by non-renewal, and removed the change of control provision and tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). The separation agreements with Mr. Licht and Mr. Frappier memorialized the severance arrangements set forth in their respective employment agreements when their respective employment by RAIT terminated as of December 31, 2014.

Risk Management and RAIT’s Compensation Policies and Procedures. As part of the board’s role in risk oversight, the compensation committee considers the impact of RAIT’s compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on RAIT’s risk profile. Based on this consideration, the compensation committee concluded that RAIT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on RAIT. Some of the factors the compensation committee considered as mitigating the risks of RAIT’s compensation plans include:

•	The mix of compensation, which tended to be balanced with an emphasis toward rewarding long term performance;

•	The use of multiple performance metrics that are closely aligned with strategic business goals while not relying on a purely formulaic approach;

•	The use of discretion as a means to adjust compensation to reflect performance or other factors;

•	Multi-year time vesting on equity awards which requires long term commitment on the part of employees;

•	Incentive awards made under the incentive award plan to any participant are capped on an annual basis under the terms of the incentive award plan;

•

While the compensation committee had access to market compensation data for certain REITs and compensation survey data for general industry companies, the compensation committee emphasized the comparison with historical pay levels and internal pay equity in making its 2014 pay determinations. This approach recognizes the difficulty of identifying peer companies of similar size, industry focus and performance history and avoids the tendency to target the market median regardless of performance. However, in 2015 with the assistance of FPL, the compensation committee used benchmarking to ensure the compensation programs are consistent with industry practice;

•	RAIT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct”; and

•

Our stock ownership guidelines encourage close alignment of the interests of our trustees and senior management with our shareholders. These guidelines are monitored annually by the compensation committee.

The Elements of Our Compensation

Annual Cash Compensation

Base Salary. Base salaries are not intended to compensate individuals for extraordinary performance or for above-average performance by RAIT. Base salaries for executive officers are determined in part based on the compensation committees’ general understanding of current compensation practices in other real estate financing and/or asset management businesses and REITs, and in part by prior compensation and by an assessment of individual performance relative to responsibilities and objectives for performance. Base salaries are reviewed annually by the compensation committee. All of our named executives have employment agreements with RAIT. Each employment agreement sets the executive’s base salary and provides that base salary may be increased but not decreased during the term of the agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2014-Employment Agreements.”

Bonus Plan. Executive officers are eligible to receive annual bonuses, which have historically been based generally on our overall performance during the preceding year and the individual’s specific contribution to that performance. RAIT does not currently have a pre-determined defined bonus pool. The compensation committee, in its discretion, determines the allocation and amount of annual bonus payments to executive officers based on company performance. The salaries paid and the annual bonuses awarded to the named executives in 2014 are discussed below and shown in the Summary Compensation Table below. The compensation committee considers various alternatives in structuring bonus programs, including discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives, that is based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT. For 2014, the compensation committee has made annual cash bonus payments based on criteria that, in its judgment and experience, most appropriately reflect the overall performance of RAIT and the relative bonus compensation performance of the respective officers. For 2015, the compensation committee has adopted the target cash bonus awards described below. See “Compensation Committee Actions in 2015” above.

Equity-Based Compensation

Equity-based compensation awards are designed to focus executive officers on the long-term goals and performance of RAIT. See “Allocation Among Types of Equity Compensation” above for a discussion of the types of equity compensation RAIT has awarded historically and its most recent award of SARs and restricted common share awards to the named executives. All terms of any equity based awards under the incentive award plan are determined by the compensation committee at the time of grant in accordance with the terms of the incentive award plan. Participation in the incentive award plan is at the discretion of the compensation committee and is determined by potential contribution to, or impact upon, the performance of RAIT or some designated portion of RAIT by the employee. A SAR is the right to payment, in cash or in common shares in the discretion of the compensation committee, of the amount of the appreciation on a common share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of common shares on the relevant exercise date. A restricted common share award is an award of common shares subject to restrictions, primarily time-based vesting. The compensation committee believes restricted common share awards directly align the long term interests of the named executives to those of our common shareholders. For 2015, the compensation committee has adopted the long term equity plan described below. See “Compensation Committee Actions in 2015” above.

Other Compensation

RAIT provides certain other limited forms of compensation and benefits to the named executives, including limited perquisites and 401(k) matching contributions, as discussed below. The compensation committee has reviewed these other components of compensation in relation to the total compensation of the named executives and determined that they are reasonable and appropriate. As discussed above, the compensation committee reviews any proposed compensation directly from IRT to our named executives. As discussed above, in 2014, three of our named executives received compensation directly from IRT for the named executives’ service to IRT. The compensation committee considers such service, and any compensation from IRT for such service, in determining each named executive’s compensation from RAIT.

Perquisites. None of our named executives received perquisites equal to or greater than $10,000 in 2014. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. The RAIT 401(k) plan offers eligible employees the opportunity on the same terms and conditions to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. RAIT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s compensation and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. No discretionary profit sharing payments were made in 2014. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service. All of the named executives participated in the RAIT Financial Trust 401(k) Plan in 2014. RAIT contributed employer matches on behalf of the named executives as set forth in footnote 4 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements with the named executives. Each of our agreements with named executives provides for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a “change in control”. See “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table in 2014—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control” for a description of these severance and change in control benefits with the named executives.

The compensation committee believes that these severance and change in control arrangements are an important part of overall compensation for these named executives because they help to secure the continued employment and dedication of these named executives, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. The compensation committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The executive employment agreements also contain provisions that prohibit the executive from disclosing RAIT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with RAIT. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the employment agreements. We believe that these provisions help ensure the long-term success of RAIT.

Compensation Decisions for the Named Executives in 2014

The specific compensation decisions made for each of the named executives for 2014 reflect the conditions and considerations described above in “Executive Summary.” Compensation decisions for each of the named executives were tailored to their specific situations and are separately discussed.

2014 Compensation Compared to 2013 Compensation.

As discussed above, a discussion of aggregate compensation trends among the named executives for 2014 and 2013 has limited usefulness due to the one-time severance payments and one year information available for Mr. Davidson. Compensation decisions for each individual named executive are discussed below.

Scott F. Schaeffer. In 2014, Mr. Schaeffer’s base salary was maintained at an annual rate of $650,000, the level required by his employment agreement. The compensation committee granted Mr. Schaeffer a discretionary cash bonus of $1,075,000 in recognition of his performance for RAIT in 2014, a slight decrease from the $1,150,000 bonus he was awarded for 2013. In January 2014, the compensation committee awarded Mr. Schaeffer 40,000 restricted stock awards with a grant date fair value of $331,600 and 120,000 SARs with a grant date fair value of $158,400 as part of the January 2014 awards. As discussed above, the compensation committee made the January 2014 awards in recognition of Mr. Schaeffer’s service to RAIT in 2013. In February 2015, the compensation committee awarded Mr. Schaeffer 30,000 restricted stock awards with a grant date fair value of $216,900 and 200,000 SARs with a grant date fair value of $192,000 as part of the February 2015 awards but which were awarded based on performance in 2014. In January 2014, the RAIT compensation committee approved proposing to the IRT compensation committee, and the IRT compensation committee awarded, 8,000 IRT stock awards with a grant date fair value of $65,600 and 16,000 IRT SARs with a grant date fair value of $9,760 as part of the January 2014 IRT awards, to Mr. Schaeffer. In February 2015, the RAIT compensation committee approved proposing to the IRT compensation committee, and the IRT compensation committee awarded, 20,000 IRT stock awards with a grant date fair value of $187,000 and 60,000 IRT SARs with a grant date fair value of $43,800 as part of the February 2015 IRT awards, to Mr. Schaeffer. The total compensation of $2,245,000 reported for Mr. Schaeffer for 2014 in the Summary Compensation Table and the adjusted total compensation of $2,163,139 attributed to Mr. Schaeffer for 2014 were substantially decreased from the total compensation reported in 2013 due largely to the SEC requirement to report grants in the year awarded even though they were granted early in the following year and attributed by the compensation committee to performance in the previous year. After adjusting for both the awards attributable to the year earned rather than the year granted and for awards made by IRT on the same basis, Mr. Schaeffer received $18,379 more in 2014 than in 2013.

The above compensation decisions were made in light of the compensation committee’s assessment of company performance and Mr. Schaeffer’s contributions during 2014. Specifically, Mr. Schaeffer was primarily responsible for developing and implementing the strategy for RAIT’s balance sheet restructuring effort and managing our capital markets relationships resulting in public offerings of RAIT’s securities raising an aggregate of $214.5 million of gross proceeds in 2014. He has been instrumental in rebuilding and funding our core commercial and multi-family mortgage business resulting in increased loan opportunities and our CMBS securitizations, which continues to generate a considerable portion of RAIT’s cash flow. Mr. Schaeffer has also set the strategy for the management of our owned portfolio of real estate which has resulted in an increase in property net operating income and cash flow. Finally, he has begun an initiative to further develop and expand the opportunities made available by the expertise of our retail shopping center property management division. The compensation committee believes that it has been Mr. Schaeffer’s overall management skill and leadership that has enabled the executives and staff of RAIT to achieve its recent operating results. Mr. Schaeffer was also instrumental in changing the marketing strategy for IRT, and as a result IRT had a public offering raising gross proceeds of $200.9 million in 2014 which supported the $497.0 million of acquisitions made by IRT during 2014. Mr. Schaeffer’s cash bonus and his equity grants for 2014, both as reflected in the Summary Compensation table and as reflected in his adjusted total compensation, were somewhat larger than those of Mr. Davidson and substantially greater than Mr. Sebra to reflect Mr. Schaeffer’s critical roles during 2014 as chairman and chief executive officer in the long term success of RAIT.

James J. Sebra. In 2014, Mr. Sebra’s base salary was increased from $363,000 to $375,000. The compensation committee granted Mr. Sebra a discretionary cash bonus of $250,000 in recognition of his performance for RAIT in 2014, an increase over the $225,000 bonus he was awarded for 2013. In January 2014, the compensation committee awarded Mr. Sebra 10,000 restricted stock awards with a grant date fair value of $82,900 and 30,000 SARs with a grant date fair value of $39,600 as part of the January 2014 awards discussed above. As discussed above, the compensation committee made the January 2014 awards in recognition of Mr. Sebra’s service to RAIT in 2013. In February 2015, the compensation committee awarded Mr. Sebra 10,000 restricted stock awards with a grant date fair value of $72,300 and 50,000 SARs with a grant date fair value of $48,000 as part of the February 2015 awards discussed above. In January 2014, the RAIT compensation committee approved proposing to the IRT compensation committee, and the IRT compensation committee awarded, 4,000 IRT stock awards with a grant date fair value of $32,800 and 8,000 IRT SARs with a grant date fair value of $4,880 as part of the January 2014 IRT awards, to Mr. Sebra. In February 2015, the RAIT compensation committee approved proposing to the IRT compensation committee, and the IRT compensation committee awarded, 16,000 IRT stock awards with a grant date fair value of $149,600 and 48,000 IRT SARs with a grant date fair value of $35,040 as part of the February 2015 IRT awards, to Mr. Sebra. The total compensation of $762,567 reported for Mr. Sebra for 2014 in the Summary Compensation Table was substantially decreased from 2013 in large part for the same reasons referred to the discussion of Mr. Schaeffer’s total compensation. After adjusting for both the awards attributable to the year earned rather than the year granted and for awards made by IRT on the same basis, Mr. Sebra received $186,437 more in 2014 than in 2013.

The above compensation decisions were made in light of the compensation committee’s assessment of company performance and Mr. Sebra’s contributions during 2014. Mr. Sebra is responsible for the development and implementation of RAIT’s financial strategy, its financial regulatory filings and accounting disclosure as well as oversight of RAIT’s accounting and treasury functions. Mr. Sebra was instrumental in developing and implementing the strategy for RAIT’s balance sheet restructuring effort. Mr. Sebra is a member of our management investment committee. With respect to internal pay equity, Mr. Sebra’s total compensation was substantially lower than Mr. Schaeffer’s and Mr. Davidson’s.

Scott L.N. Davidson. Mr. Davidson was promoted to president of RAIT in January 2014 and the compensation committee approved an employment agreement with Mr. Davidson. This employment agreement provided for an increase in his base salary to an annual rate of $500,000. The compensation committee granted Mr. Davidson a discretionary cash bonus of $1,000,000 in recognition of his performance for RAIT in 2014, an increase over his bonus for 2013. In January 2014, the compensation committee awarded Mr. Davidson 40,000 restricted stock awards with a grant date fair value of $331,600 and 120,000 SARs with a grant date fair value of $158,400 as part of the January 2014 awards discussed above. As discussed above, the compensation committee made the January 2014 awards in recognition of Mr. Davidson’s service to RAIT in 2013. In February 2015, the compensation committee awarded Mr. Davidson 60,000 restricted stock awards with a grant date fair value of $433,800 and 200,000 SARs with a grant date fair value of $192,000 as part of the February 2015 awards discussed above. The total compensation of $2,005,767 reported for Mr. Davidson for 2014 in the Summary Compensation Table and the adjusted total compensation of $2,140,806 attributed to Mr. Davidson for 2014 were increased from 2013.

The above compensation decisions were made in light of the compensation committee’s assessment of company performance and Mr. Davidson’s contributions during 2014. Mr. Davidson is directly responsible for RAIT’s commercial real estate lending business line including loan origination, underwriting, due diligence and both fixed and floating loan securitizations. He is also a member of our management investment committee.

With respect to internal pay equity, Mr. Davidson’s total compensation was less than Mr. Schaeffer’s and higher than Mr. Sebra’s.

Raphael Licht.

Mr. Licht’s employment with RAIT terminated as of December 31, 2014. RAIT and Mr. Licht entered into a separation agreement which implemented the severance arrangements of his employment contract. The terms of this separation agreement are described in “Potential Payments on Termination or Change-In-Control-Raphael Licht” below. Mr. Licht received compensation in 2014 apart from severance payments resulting from these severance arrangements. During 2014, Mr. Licht’s base salary remained unchanged and he received no bonus. The compensation committee awarded him 10,000 restricted stock awards with a grant date fair value of $82,900 and 30,000 SARs with a grant date fair value of $39,600 as part of the January 2014 awards discussed above.

Ken R. Frappier

Mr. Frappier’s employment with RAIT terminated as of December 31, 2014. RAIT and Mr. Frappier entered into a separation agreement which implemented the severance arrangements of his employment contract. The terms of this separation agreement are described in “Potential Payments on Termination or Change-In-Control-Ken Frappier” below. Mr. Frappier received compensation in 2014 apart from severance payments resulting from these severance arrangements. During 2014, Mr. Frappier’s base salary remained unchanged and he received no bonus. The compensation committee awarded him 10,000 restricted stock awards with a grant date fair value of $82,900 and 30,000 SARs with a grant date fair value of $39,600 as part of the January 2014 awards discussed above.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). The compensation committee periodically reviews the potential implications of Section 162(m) of the Internal Revenue Code, or IRC. This section generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year unless the compensation is performance-based within the meaning of Section 162(m). Although the compensation committee will consider various alternatives for preserving the tax deductibility of compensation payments, the compensation committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. Because of the discretionary cash bonuses and equity awards granted and vesting in 2014, a portion of our executive compensation expenses for the named executives may not be deductible for tax purposes in 2014. It is also likely that even if we were to adopt performance-based cash awards and performance-based equity awards in subsequent years, certain payments made to the named executives, such as previously awarded equity grants that vest in a subsequent year and discretionary cash awards, may not qualify for tax deduction under the provisions of Section 162(m). We do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) of the Code will have a material adverse federal income tax consequence to us. We expect a substantial portion of the performance based awards described below to qualify as performance-based under Section 162(m). See “Compensation Committee Actions in 2015” above.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The compensation committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. RAIT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by RAIT in connection with a change in control. A number of our employment agreements had previously provided for RAIT to pay amounts equal to the sum of any excise taxes payable by the executive officer by reason of the executive officer receiving any excess parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been paid. Since 2011, the compensation committee has sought to remove these provisions if it was otherwise approving any material amendment of the employment agreements containing these provisions. In 2012, we amended the employment agreement of Mr. Sebra to remove his Section 280G make whole provisions. We entered into a new employment agreement with Mr. Davidson in January 2014 which did not contain these provisions. In 2014, we amended the employment agreement of Mr. Licht to remove his Section 280G make whole provisions. The compensation committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures compensation payable to our named executives in connection with a change of control. The potential adverse tax consequences to RAIT and/or the named executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which RAIT accounts for grants of equity-based compensation to our employees in our financial statements. The compensation committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of RAIT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation. When such guidance is available, RAIT intends to adopt additional policies to implement the new requirements.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the compensation committee recommended to RAIT Financial Trust’s (“RAIT”) board of trustees that the Compensation Discussion and Analysis be included in RAIT’s annual report on Form 10-K for 2014 and RAIT’s 2015 proxy statement. This report is provided by the following independent trustees who comprise the committee:

Edward S. Brown, Chairman
Andrew Batinovich
Jon C. Sarkisian
Murray Stempel, III

Executive Officer Compensation

The following table provides summary information about compensation expensed or accrued by RAIT during the fiscal year ended December 31, 2014, for the following persons, who we refer to as the named executives:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Sebra, our chief financial officer;

•	Mr. Davidson, our president;

•	Mr. Licht, our former managing director – business development, general counsel and secretary whose employment with RAIT terminated as of December 31, 2014; and

•	Mr. Frappier, our former executive vice-president—portfolio and risk management whose employment with RAIT terminated as of December 31, 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Scott F. Schaeffer Chief Executive Officer	2014	650,000	1,075,000	331,600	158,400	30,000	2,245,000
	2013	650,000	1,150,000	723,450	377,600	10,200	2,876,250
	2012	650,000	1,000,000	—	1,680,000	12,700	3,342,700

James J. Sebra Chief Financial Officer	2014	375,000	250,000	82,900	39,600	15,067	762,567
	2013	363,000	225,000	172,250	88,500	10,200	858,950
	2012	363,000	200,000	—	630,000	11,250	1,204,250

Scott L.N. Davidson President	2014	500,000	1,000,000	331,600	158,400	15,767	2,005,767

Raphael Licht	2014	480,000	—	82,900	39,600	1,110,067	1,712,567
General Counsel	2013	480,000	175,000	172,250	88,500	10,200	925,950
	2012	480,000	200,000	—	630,000	12,350	1,322,350

Ken R. Frappier	2014	385,000	—	82,900	39,600	1,218,500	1,726,000
Executive Vice-President —	2013	385,000	250,000	206,700	112,100	10,200	964,000
Portfolio and Risk Management	2012	385,000	250,000	—	630,000	11,600	1,276,600

(1)	Each of the named executives contributed a portion of their salary to the RAIT 401(k) plan. These contributions are included in the “Salary” column in the year earned.

(2)	This column represents the aggregate grant date fair value of restricted common share awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE of a common share on the date of grant. See note 12: Stock Based Compensation and Employee Benefits in Item 8. Financial Statements and Supplementary Data of our annual report.

(3)	This column represents the aggregate grant date fair value of SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 13: Stock Based Compensation and Employee Benefits in Item 8. Financial Statements and Supplementary Data of our annual report.

(4)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Company Contributions to Retirement and 401(k) Plans ($)(a)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock ($)(b)	Severance($)(c)	Total ($)(f)
Scott F. Schaeffer	2014	10,400	19,600	—	30,000
	2013	10,200	—	—	10,200
	2012	10,000	2,700	—	12,700

James J. Sebra	2014	10,400	4,667		15,067
	2013	10,200	—	—	10,200
	2012	10,000	1,250	—	11,250

Scott L.N. Davidson	2014	10,400	5,367	—	15,767

Raphael Licht	2014	10,400	4,667	1,095,000	1,110,067
	2013	10,200	—	—	10,200
	2012	10,000	2,350	—	12,350

Ken R. Frappier	2014	10,400	5,600	1,202,500	1,218,500
	2013	10,200	—	—	10,200
	2012	10,000	1,600	—	11,600

(a)	This column reports the total amount of RAIT matching contributions to the named executive’s RAIT 401(k) plan account, up to the limitations imposed under IRS rules. Under the RAIT 401(k) plan, RAIT provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service. Under the RAIT 401(k) plan during 2013, RAIT matched 4% of employee’s eligible compensation, but did not provide a 2% discretionary profit sharing match. See “Compensation Discussion and Analysis—The Elements of Our Compensation—Other Compensation—401(k) Plans”

(b)	Dividend equivalents on phantom units are the right to receive an amount equal to the value of dividends paid on the common shares, as if the grant under the incentive award plan were common shares at the time of the dividend. Dividends are paid on restricted stock awards in the same manner as on our other outstanding common shares. However, dividend equivalents paid on unvested phantom units and dividends declared on unvested restricted share awards remained subject to forfeiture and are held in restricted accounts and not paid to the recipient, or included in this column, until vesting, whereupon they are paid in a lump sum. This column reports the total amount of dividend equivalents and dividends paid to the named executives on their grants under the incentive award plan.

(c)	This column reports the severance related to the departure of two of RAIT’s executive officers during 2014.

(5)	The “All Other Compensation” column in the Summary Compensation Table excludes the following compensation received by the named executives from IRT.

Name	Year	IRT Stock Awards ($)(1)	IRT Option Awards ($)(2)	Total ($)
Scott F. Schaeffer	2014	65,600	9,760	75,360
	2013	—	—	—
	2012	—	—	—

James J. Sebra	2014	32,800	4,880	37,680
	2013	—	—	—
	2012	—	—	—

Scott L.N. Davidson	2014	—	—	—

Raphael Licht	2014	32,800	4,880	37,680
	2013	—	—	—
	2012	—	—	—

Ken R. Frappier	2014	—	—	—
	2013	—	—	—
	2012	—	—	—

(1)	This column represents the aggregate grant date fair value of IRT restricted common stock awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE MKT of a share of IRT common stock on the date of grant. See note 6: Stock Based Compensation and Employee Benefits in Item 8. Financial Statements and Supplementary Data of IRT’s annual report on Form 10-K for its fiscal year ended December 31, 2014 filed with the SEC, or the IRT annual report.

(2)	This column represents the aggregate grant date fair value of IRT SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 6: Stock Based Compensation and Employee Benefits in Item 8. Financial Statements and Supplementary Data of the IRT annual report.

Grants of Plan-Based Awards in 2014

The following table provides information about equity awards granted to the named executives in 2014.

Name	Grant Date	All other stock awards: Number of shares of stock or units (#)(1)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Scott F. Schaeffer	1/29/2014	40,000	—	$—	$331,600
Scott F. Schaeffer	1/29/2014	—	120,000	$8.29	$158,400
James J. Sebra	1/29/2014	10,000	—	$—	$82,900
James J. Sebra	1/29/2014	—	30,000	$8.29	$39,600
Scott L.N. Davidson	1/29/2014	40,000	—	$—	$331,600
Scott L.N. Davidson	1/29/2014	—	120,000	$8.29	$158,400
Raphael Licht	1/29/2014	10,000	—	$—	$82,900
Raphael Licht	1/29/2014	—	30,000	$8.29	$39,600
Ken R. Frappier	1/29/2014	10,000	—	$—	$82,900
Ken R. Frappier	1/29/2014	—	30,000	$8.29	$39,600

(1)	This column shows the number of restricted common share awards granted in 2014 to the named executives. These restricted common share awards vest in three equal annual installments on the anniversary of the grant date (subject to earlier termination if the named executive’s employment ends).

(2)	This column shows the number of SARs granted in 2014 to the named executives. Each SAR represents the right to receive the excess of the fair market value (as determined under the incentive award plan) of a common share on the date of exercise over the fair market value of a common share on the grant date. These SARs vest in three equal annual installments on the anniversary of the grant date and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs initially provided that they could be settled in cash or common shares, in the discretion of the compensation committee. In January 2014, the compensation committee determined that any exercise of these SARs would be settled in common shares to the extent common shares are available under the incentive award plan.

(3)	This column shows the full grant date fair value of restricted common share awards or SARs under FASB ASC Topic 718 granted to the named executives in 2014. Generally, the full grant date fair value is the amount that RAIT would expense in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executives. The full grant date fair value of the restricted common shares was the closing price of RAIT’s common shares on the grant date multiplied by the number of restricted common shares awards. The full grant date fair value of the SARs is based on a Black-Scholes Option pricing model on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2014

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2014, including descriptions of the employment agreements of the named executives.

Employment Agreements

RAIT has entered into employment agreements with all of the named executives. The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Scott F. Schaeffer

Mr. Schaeffer’s employment agreement with RAIT has successive three year terms unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Schaeffer shall serve as RAIT’s chief executive officer. Mr. Schaeffer’s employment agreement also provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders. The agreement provides for Mr. Schaeffer’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. Mr. Schaeffer is also eligible for bonuses as determined by the compensation committee and is entitled to a car allowance of not less than $500 per month. Mr. Schaeffer is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the incentive award plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Schaeffer is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Schaeffer’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2014.”

James J. Sebra

Mr. Sebra’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Sebra shall serve as RAIT’s chief financial officer and treasurer. The agreement provides for Mr. Sebra’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provides that Mr. Sebra may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Sebra is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Sebra is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Sebra’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2014.”

Scott L.N. Davidson

Mr. Davidson’s employment agreement with RAIT continues until January 1, 2016 and has a term of successive one year periods thereafter unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Davidson shall serve as RAIT’s president. The agreement provides for Mr. Davidson’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provides that Mr. Davidson may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Davidson is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Davidson is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Davidson’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2014.”

Raphael Licht

Mr. Licht’s employment with RAIT terminated as of December 31, 2014. RAIT and Mr. Licht entered into a separation agreement which implemented the severance arrangements of his employment contract. The terms of this separation agreement are described in “Potential Payments on Termination or Change-In-Control-Raphael Licht” below. Mr. Licht’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2014.”

Ken R. Frappier

Mr. Frappier’s employment with RAIT terminated as of December 31, 2014. RAIT and Mr. Frappier entered into a separation agreement which implemented the severance arrangements of his employment contract. The terms of this separation agreement are described in “Potential Payments on Termination or Change-In-Control-Ken Frappier” below. Mr. Frappier’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2014.”

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the named executives at December 31, 2014. These awards are comprised of stock options, SARs and restricted common share awards. Each award is shown separately for each named executive.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
Scott F. Schaeffer	—	200,000	(1)	5.68	1/24/2017	—		—
	106,667	213,333	(2)	6.89	1/29/2018	—		—
	—	—		—	—	70,000	(4)	$536,900
	—	120,000	(3)	8.29	1/29/2019	—		—
	—	—		—	—	40,000	(5)	$306,800
James J. Sebra	75,000	75,000	(1)	5.68	1/24/2017	—		—
	25,000	50,000	(2)	6.89	1/29/2018	—		—
	—	—		—	—	16,667	(4)	$127,833
	—	30,000	(3)	8.29	1/29/2019	—		—
	—	—		—	—	10,000	(5)	$76,700
Scott L. N. Davidson	—	25,000	(1)	5.68	1/24/2017	—		—
	28,750	57,500	(2)	6.89	1/29/2018	—		—
	—	—		—	—	19,167	(4)	$147,008
	—	120,000	(3)	8.29	1/29/2019	—		—
	—	—		—	—	40,000	(5)	$306,800
Raphael Licht	75,000	—		5.68	1/24/2017	—		—
	75,000	—		6.89	1/29/2018	—		—
	10,000	—		8.29	1/29/2019	—		—
Ken R. Frappier	—	—		5.68	1/23/2017	—		—
	31,667	—		6.89	1/29/2018	—		—

(1)	These SARs vest in one annual installments on January 24, 2015.
(2)	These SARs vest in two equal annual installments on January 28, 2015 and January 28, 2016.
(3)	These SARs vest in three equal annual installments on January 29, 2015, January 29, 2016 and January 29, 2017.
(4)	These restricted common share awards vest in two equal annual installments on January 29, 2015 and January 29, 2016.
(5)	These restricted common share awards vests in three equal annual installments on January 29, 2015, January 29, 2016 and January 29, 2017.

Option Exercises and Stock Vested in Fiscal 2014

The following table provides information on the number of shares acquired by the named executives upon the exercise of SARs or the vesting of restricted common share awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2014.

Name	Option awards		Stock awards
	Number of securities underlying options/ SARs exercised (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Scott F. Schaeffer	128,230	$1,072,000	35,000	290,150
James J. Sebra	—	—	8,333	69,081
Scott L.N. Davidson	6,558	$50,500	9,583	79,443
Raphael Licht	23.613	$195,750	26,667	273,614
Ken R. Frappier	24,526	$207,000	10,000	82,900

(1)	The “Value Realized on Exercise” is the difference between the closing price of a common share on the NYSE on the date of exercise and the exercise price of the SARs multiplied by the number of SARs exercised. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into employment agreements with our named executives. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his respective agreement, including a “change in control” of RAIT (as defined in the agreement). A named executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Scott F. Schaeffer

Under Mr. Schaeffer’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to 2.25 times the sum of his base salary as in effect immediately prior to termination of his employment and average annual cash bonus for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If he does not provide a release, Mr. Schaeffer is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to

Mr. Schaeffer under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

If Mr. Schaeffer voluntarily terminates his employment other than for good reason, no further payments shall be due him, except that he shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT. RAIT may terminate Mr. Schaeffer’s employment if Mr. Schaeffer has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated target bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of his base salary). RAIT may terminate Mr. Schaeffer’s employment at any time for cause, in which event all payments to him cease, except for base salary to the extent already accrued, and for benefits accrued and earned before his termination in accordance with the terms of any of RAIT’s applicable benefit plans and programs.

Under his employment agreement, Mr. Schaeffer is responsible for all taxes due with respect to any amount payable to or other benefit receivable by him thereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, the employment agreement provides that any amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Schaeffer which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Schaeffer of an excise tax under IRC Section 4999, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Schaeffer exceeds the net after-tax benefit received by Mr. Schaeffer if no such reduction was made.

“Cause” is defined in Mr. Schaeffer’s employment agreement as any of the following grounds for termination of Mr. Schaeffer’s employment: (a) Mr. Schaeffer shall have been convicted of a felony; (b) Mr. Schaeffer intentionally and continually fails substantially to perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Schaeffer’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to RAIT and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of RAIT, has been delivered to Mr. Schaeffer specifying the manner in which Mr. Schaeffer has failed substantially to perform; or (c) Mr. Schaeffer breaches the non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of the employment agreement.

“Good Reason” is defined in Mr. Schaeffer’s employment agreement as: (a) a reduction in Mr. Schaeffer’s annual rate of base salary; (b) a failure of RAIT to pay his base salary; (c) a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities (the non-election of Mr. Schaeffer to the board, the removal of Mr. Schaeffer from the position of CEO or requiring Mr. Schaeffer to report to any employee of RAIT shall be deemed to be a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities); provided, however, that the election by the board of a different person to serve as chairman shall not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman; (d) any other material breach by RAIT of the employment agreement; or (e) relocation (without the written consent of Mr. Schaeffer) of RAIT’s executive offices to a location more than thirty (30) miles from its current location.

“Change of control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership, as defined under the Exchange Act, of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity (described below); or (b) the merger, consolidation or combination of RAIT with an unaffiliated entity, other than a related entity in which the trustees of RAIT immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of RAIT immediately prior to such transaction and RAIT’s chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a related entity. A related entity means an entity that is an “affiliate” of Mr. Schaeffer, or any member of Mr. Schaeffer’s immediate family, as determined in accordance with Rule 12b-2 of the Exchange Act. If a change of control occurs and Mr. Schaeffer’s employment is terminated without cause or Mr. Schaeffer may terminates his employment for good reason and receive the compensation below.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Schaeffer and for a period of eight months thereafter, he will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with any competing business (defined below) within any state in which RAIT currently engages in any substantial business activity or any state in which RAIT engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Schaeffer’s employment terminates; provided, however, that Mr. Schaeffer may own no more than 5% of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The term “competing business” is defined as any entity or enterprise actively engaged in any business RAIT is actively engaged in (or is expected to be actively engaged in within 12 months) at the time of termination.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT and for a period of twelve months thereafter, he will not (a) solicit or divert to any competing business, any individual or entity which is an active or prospective customer of RAIT or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Schaeffer assuming the circumstances occurred as of December 31, 2014:

	Resignation without Good Reason	Termination with Cause (2)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Non-Renewal (1)(2)	Disability (2)	Death (2)
Bonus for Prior Periods(3)	$1,075,000	$1,075,000	$1,075,000	$1,075,000	$1,075,000	$1,075,000	$1,075,000
Severance Payment(4)	—	—	3,881,250	3,881,250	3,881,250	—	—
Medical Coverage(5)	—	—	21,785	21,785	21,785	—	—

Total	$1,075,000	$1,075,000	$4,978,035	$4,978,035	$4,978,035	$1,075,000	$1,075,000

(1)

Assumes that Mr. Schaeffer executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Schaeffer relating to matters arising out of his employment by RAIT. Without this release, Mr. Schaeffer would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2014, RAIT did not have a severance pay plan applicable to any named executive. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.

(2)	Mr. Schaeffer also would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(3)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2014 related to the years 2012, 2013 and 2014 and that Mr. Schaeffer received the bonuses earned for such period prior to termination. Mr. Schaeffer would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to 2.25 times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.

(5)	Mr. Schaeffer would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Schaeffer may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account.

James J. Sebra

Under Mr. Sebra’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (a) a lump sum payment of an amount equal to 1.5 times the sum of (x) his annual salary (at the rate in effect immediately prior to his termination) plus (y) the average annual cash bonus received in the three year period immediately prior to his termination, (b) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment), and (c) for a period of 18 months following the date of termination, Mr. Sebra shall continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Sebra had continued in employment with RAIT during such period. If he does not provide a release, Mr. Sebra is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Sebra under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

Upon a “change of control” of RAIT, Mr. Sebra will become fully vested in all his outstanding unvested equity-based awards. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason.

If Mr. Sebra voluntarily terminates his employment other than for good reason, no further payments shall be due him, except that he shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Sebra’s employment if Mr. Sebra has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability. If RAIT terminates Mr. Sebra’s employment for disability, Mr. Sebra is entitled to receive the following: (a) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s cash bonus described in clause (b) above, determined by multiplying such cash bonus by a fraction, the numerator of which is the number of days during which Mr. Sebra was employed by RAIT, prior to his termination of employment, in RAIT’s fiscal year in which his termination of employment occurs and the denominator of which is 365; and (b) any amounts earned, accrued and owing but not yet paid under his employment agreement and any other benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Sebra participated prior to his termination of employment. If Mr. Sebra dies while employed by RAIT, RAIT shall pay to Mr. Sebra’s executor, legal representative, administrator or designated beneficiary, as applicable, the same amounts due upon his termination for disability.

RAIT may terminate Mr. Sebra’s employment at any time for cause, in which event all payments under the agreement will cease, except for base salary to the extent already accrued. Mr. Sebra will be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Sebra participated prior to his termination of employment.

Under his employment agreement Mr. Sebra has the same responsibility for all taxes due as Mr. Schaeffer.

“Cause” is defined as (a) Mr. Sebra’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics, or any crime involving RAIT; (b) Mr. Sebra’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Sebra’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Sebra’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Sebra specifying the manner in which Mr. Sebra has failed to substantially perform; or (d) Mr. Sebra’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Change of control” is defined in the same manner as in Mr. Schaeffer’s employment agreement.

“Good reason” is defined as (i) the material reduction of Mr. Sebra’s title, authority, duties and responsibilities or the assignment to Mr. Sebra of duties materially inconsistent with Mr. Sebra’s position or positions with RAIT; (ii) a reduction in Mr. Sebra’s base salary; or (iii) RAIT’s material and willful breach of Mr. Sebra’s employment agreement.

Mr. Sebra’s employment agreement provides that during his employment term and for a period of eight (8) months after his termination, without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Sebra, Mr. Sebra will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Sebra’s name to be used in connection with any competing business within any state in which RAIT, and/or its affiliates, currently engage in any substantial business activity (defined below) or any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Sebra’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Sebra of not more than five percent of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The phrase “competing business” is defined as any entity or enterprise actively engaged in any business or businesses RAIT and/or its affiliates, are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of termination. The phrase “substantial business activity” means that RAIT, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

Mr. Sebra’s employment agreement also provides that during his employment term and for a period of 12 months after his termination, without regard to a termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Sebra, Mr. Sebra will not (a) solicit or divert to any competing business, any individual or entity which is an active or prospective customer of RAIT and/or its affiliates, or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT, and/or its affiliates, whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Sebra assuming the circumstances occurred as of December 31, 2014:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non- Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
Severance Payment(5)	—	—	900,000	900,000	—	—
Stock Vesting(6)	—	—	357,933	357,933	357,933	357,933
Medical Coverage (7)	—	—	21,785	21,785	—	—

Total	$250,000	$250,000	$1,529,719	$1,529,719	$607,933	$607,933

(1)	We have assumed no unpaid salary at December 31, 2014. In any instance of his employment being terminated, Mr. Sebra would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Mr. Sebra’s resignation within six months of a change in control (as defined in Mr. Sebra’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Sebra or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2014 related to the years 2012, 2013 and 2014 and that Mr. Sebra received the bonuses earned for such period prior to termination. Mr. Sebra would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) Mr. Sebra’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment.

(6)	Mr. Sebra would immediately vest in 46,667 shares of restricted stock that were unvested at December 31, 2014. The stock price used in valuing these awards was our closing stock price of $7.67 on December 31, 2014.

(7)	Mr. Sebra would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Sebra would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Scott L.N. Davidson

Under Mr. Davidson’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, or if he is terminated after a change of control without cause or resigns for good reason, and he executes and does not revoke a mutual release, he will receive: (a)a lump sum cash payment equal to 1.5 times the sum of (x) Mr. Davidson’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Davidson received for and applicable to RAIT’s three completed fiscal years immediately prior to Mr. Davidson’s last day of employment (or, if he was not employed for the entire period covered by such fiscal years, the average annual cash bonus Mr. Davidson received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year); (b) a lump sum cash payment equal to a pro rata portion of Mr. Davidson’s target annual cash bonus for and applicable to the fiscal year of his termination (or, in the absence of a target bonus opportunity for and applicable to the fiscal year of his termination, the lump sum cash payment will be equal to a pro rata portion of the average annual cash bonus Mr. Davidson received for RAIT’s three completed fiscal years immediately prior to Mr. Davidson’s last day of employment or, in the event that Mr. Davidson was not employed for the entire period covered by the three completed fiscal years of RAIT immediately prior to his termination, the cash bonus will be calculated on the basis of the annual cash bonus received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year), and (c) for a period of 18 months following the date of termination, Mr. Davidson will continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally. If he does not provide a release, Mr. Davidson is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Davidson under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

The provisions of Mr. Davidson’s agreement relating to payments due upon disability, death and termination for cause are the same as in Mr. Sebra’s agreement.

“Cause” is defined as (a) Mr. Davidson’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics and other referenced policies of RAIT, or any crime involving RAIT; (b) Mr. Davidson’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Davidson’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Davidson’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Davidson specifying the manner in which Mr. Davidson has failed to substantially perform; or (d) Mr. Davidson’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Good reason” is defined in the same manner as in Mr. Sebra’s agreement.

Mr. Davidson’s employment agreement provides that during his employment with RAIT and, with respect to clause (a) below, for a period of 12 months after the termination of Mr. Davidson’s employment under any circumstances and, with respect to clauses (b) and (c) below, for a period of 18 months after the termination of Mr. Davidson’s employment under any circumstances, Mr. Davidson (without regard to the state in which

Mr. Davidson lives or works) shall not, unless acting pursuant hereto or with the prior written consent of the Board: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Davidson’s name to be used, or perform work in connection with or on behalf of any competing business with respect to the activities of a competing business within any state in which RAIT, and/or its affiliates, currently engage in any substantial business activity or with respect to any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the 24 month period preceding Mr. Davidson’s last day of employment with RAIT; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Davidson of not more than five percent of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert, or attempt to solicit or divert, to any competing business, any individual or entity which is an active or prospective customer, agent, mortgage broker, loan originator or borrower of, with or from RAIT, and/or its affiliates, or was such an active or prospective customer, agent, mortgage broker, loan originator or borrower at any time during the twelve (12) month period immediately preceding Mr. Davidson’s termination of employment; or (c) employ, attempt to employ, solicit or assist any competing business in employing (or engaging as a consultant) any individual who is a current employee of or consultant to RAIT, and/or its affiliates, or who was an employee or consultant to RAIT and/or its affiliates during the six (6) month period immediately preceding Mr. Davidson’s termination of employment.

The phrase “competing business” is defined as any entity or enterprise actively engaged in any business or businesses RAIT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of Mr. Davidson’s termination of employment. Without limiting the scope of the preceding sentence, the phrase “competing business” includes the solicitation, origination, aggregation, pricing, negotiation and/or sale of (1) loans secured by mortgages on real estate, and/or (2) loans to entities engaged in the real estate business, whether to hold these assets for investment or for sale individually or by combining them in one or more entities for sale as an investment (the process referred to as “securitization”). The securitizations, depending upon the make-up of the assets, are often referred to by their acronyms such as “CMBS” (commercial mortgage backed securities), “CDO (collateralized debt obligations), “CLO” (collateralized loan obligations) or other current or future similar acronyms. The phrase “substantial business activity” means that RAIT, and/or its affiliates: (i) has, has had, or is taking action to establish a business office; (ii) solicits, has solicited, makes or has made, loans secured by real estate, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iii) solicits, has solicited, makes or has made, loans to real estate developers and/or owners, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iv) owns, services or manages real estate, or has owned, serviced or managed real estate; and/or (v) has or has had a recorded and unsatisfied mortgage or other lien upon real estate or personal property. Some defined activities of Mr. Davidson relating to ownership of a property and in his capacity as the trustee of a family trust are not subject to the above. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Davidson assuming the circumstances occurred as of December 31, 2014:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non- Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$225,000	$225,000	$225,000	$225,000	$225,000	$225,000
Severance Payment(5)	—	—	832,000	832,000	—	—
Medical Coverage (6)	—	—	21,785	21,785	—	—

Total	$225,000	$225,000	$1,303,035	$1,303,035	$225,000	$225,000

(1)	We have assumed no unpaid salary at December 31, 2014. In any instance of his employment being terminated, Mr. Davidson would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Mr. Davidson’s resignation within six months of a change in control (as defined in Mr. Davidson’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Davidson or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2014 related to the years 2012, 2013 and 2014 and that Mr. Davidson received the bonuses earned for such period prior to termination. Mr. Davidson would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) Mr. Davidson’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Davidson received for the three year period immediately prior to his termination of employment.

(6)	Mr. Davidson would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Davidson would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Raphael Licht

Mr. Licht had an employment agreement with RAIT and the compensation committee approved the Licht separation agreement which evidenced the termination of Mr. Licht’s employment by RAIT as of December 31, 2014 and implemented the severance provisions of his employment agreement. Pursuant to the Licht separation agreement and consistent with Mr. Licht’s employment agreement, RAIT (a) paid a severance amount to Mr. Licht of $1,095,000, (b) for a period of 18 months commencing January 1, 2015, agreed to continue to cover Mr. Licht (and if applicable his spouse and dependents) under its group medical coverage plan in effect on his termination date (or if another group plan applicable to RAIT’s executives generally is substituted for Mr. Licht’s current plan and more than one plan is offered, Mr. Licht will be covered by the substituted plan that is most similar to Mr. Licht’s current plan), provided Mr. Licht is eligible for and makes a timely election for COBRA health care continuation coverage under the code for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally as if Mr. Licht’s employment had continued in effect with RAIT during such period. (c) agreed to reimburse Mr. Licht for all counsel fees incurred in the negotiation and drafting of his separation agreement in an amount not to exceed $7,500, and (d) extended, for an additional period of 11 months (beyond the original 30 day exercise period), the period for Mr. Licht to exercise the 150,000 RAIT SARs held by him. In addition, IRT agreed to vest Mr. Licht’s 4,000 unvested shares of IRT common stock and 8,000 unvested IRT SARs effective upon his termination date. The separation agreement noted that, in accordance with his employment agreement, all of Mr. Licht’s outstanding unvested equity-based awards related to RAIT (including any grants of common stock and SARs) vested upon his termination date. The Licht separation agreement also noted that any rights that Mr. Licht has under any identified indemnification documents with RAIT would continue in accordance with the terms thereof. The Licht separation agreement provided for mutual general releases of claims to be provided by RAIT and IRT, on the one hand, and Mr. Licht, on the other hand.

The non-competition covenant in Mr. Licht’s employment agreement provides that, during the employment term and ending 18 months following the date upon which he ceases to be an employee of RAIT and its affiliates, he shall not in the United States, directly or indirectly, (i) engage in RAIT’s type of business, as defined (other than for RAIT or its affiliates), or (ii) render any services in furtherance of RAIT’s type of business to any person, corporation, partnership or other entity engaged in RAIT’s type of business, or who has taken substantial measures, or made investments, evidencing an intention to engage in RAIT’s type of business, other than incidentally as is necessary to engage in its principal business, or for any originator (as defined below); or (iii) become interested in any originator or any person, corporation, partnership or other entity (other than RAIT or its affiliates) principally engaged in RAIT’s type of business as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity. Mr. Licht may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, and (B) he is not a controlling person of, or a member of a group which controls, such entity (except to the extent expressly permitted by the agreement). In addition, the restrictive covenants do not apply to any of Mr. Licht’s investments or other activities which have been disclosed in writing to and approved by the board prior to entering into his employment agreement. RAIT’s type of business is defined as the structuring, organization, consulting with, managing, servicing or otherwise engaging in the business of pooling trust preferred securities or providing financing through the issuance of similar debt securities or equity securities issued by REITs or real estate operating companies or their affiliates, wherever located, whether in a “CDO” structure or otherwise. “Originator” means a person corporation, partnership or entity who (x) at any point prior to the date of Mr. Licht’s termination was paid fees or earned any fees or entered into any agreement with RAIT or its affiliates in respect of the origination of any financing transaction by or placement of securities or issued by REITs, real estate operating companies or their affiliates, wherever located, into or through a CDO transaction or warehouse line in which RAIT or any of its affiliates acted as collateral manager, or (y) which RAIT engaged or plans to engage for the purpose of the placement of securities into a CDO transaction or warehouse line.

The non-solicitation restrictive covenant in Mr. Licht’s employment agreement provides that during the employment term and ending 18 months following the date upon which he ceases to be an employee of RAIT and its affiliates, he will not, directly or indirectly, knowingly (i) solicit or encourage to leave the employment or other service of RAIT, or any of its affiliates, any employee or independent contractor thereof or (ii) hire (on his behalf or any other person or entity) any employee who has left the employment of RAIT or any of its affiliates within the eighteen (18) month period which follows the termination of such employee’s employment with RAIT and its affiliates, and (iii), whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with RAIT’s or any of its affiliates’ relationship with, or endeavor to entice away from RAIT or any of its affiliates, any person who during his employment term is or was a customer or client of RAIT or any of its affiliates. The agreement also contains a requirement to maintain the confidentiality of RAIT’s confidential information.

Ken R. Frappier

Mr. Frappier had an employment agreement with RAIT and the compensation committee approved the Frappier separation agreement which evidenced the termination of Mr. Frappier’s employment by RAIT as of December 31, 2014 and implemented the severance provisions of his employment agreement. Pursuant to the Frappier separation agreement and consistent with Mr. Frappier’s employment agreement, RAIT (a) paid Mr. Frappier a lump sum cash payment of $1,202,500 and (b) agreed, for a period of 18 months commencing January 1, 2015, to continue to cover Mr. Frappier under its group medical coverage plan in effect on his termination date, provided Mr. Frappier is eligible for and makes a timely election for COBRA health care continuation coverage under the code for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally as if Mr. Frappier’s employment had continued in effect with RAIT during such period.

The Frappier separation agreement also noted that any rights that Mr. Frappier has under any identified indemnification documents with RAIT would continue in accordance with the terms thereof. The separation agreement provided for mutual defined general releases of claims to be provided by RAIT and Mr. Frappier. The Frappier separation agreement noted 31,667 RAIT SARs had vested and may be exercised in accordance with the terms of the plan and the terms of the grant and that RAIT and its subsidiaries and its affiliates had no remaining obligations to Mr. Frappier for any unvested shares of stock or SARs or pursuant to any other equity compensation awarded to Mr. Frappier by RAIT or its subsidiaries and affiliates. The non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of Mr. Frappier’s employment agreement are the same as those in Mr. Schaeffer’s employment agreement.

Trustee Compensation

For the period from January 1, 2014 through December 31, 2014, the compensation committee approved the following cash compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $50,000 payable in four quarterly installments of $12,500;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the nominating and governance committee.

•	with respect to the lead trustee, an additional cash fee of $20,000.

In addition, in January 2014, the compensation committee awarded the seven non-employee trustees serving at the time 6,031 immediately vested common shares pursuant to the incentive award plan. These awards each had a grant date fair value of $49,997.

The following table sets forth information regarding the compensation paid or accrued by RAIT during 2014 to each of our non-employee trustees:

Trustee Compensation in 2014

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
Andrew Batinovich	$51,766	$49,997	$101,763
Edward S. Brown	80,000	49,997	129,997
Frank A. Farnesi	70,000	49,997	119,997
S. Kristin Kim	62,750	49,997	112,747
Jon C. Sarkisian	60,250	49,997	110,247
Andrew M. Silberstein	50,000	49,997	99,997
Murray Stempel, III	85,500	49,997	135,497

	$460,276	$349,979	$810,245

(1)	This column represents the aggregate grant date fair value of restricted common share awards granted to each of the trustees in 2013 computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE of a common share on the date of grant. See note 13: Stock Based Compensation and Employee Benefits in Item 8. Financial Statements and Supplementary Data of our annual report. All of these awards had vested by December 31, 2014.

For the period from January 1, 2015 through December 31, 2015, the compensation committee approved the following cash compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $50,000 payable in four quarterly installments of $12,500;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the nominating and governance committee.

•	with respect to the lead trustee, an additional cash fee of $20,000.

In addition, in February 2015, the compensation committee awarded each of the seven non-employee trustees serving at the time 6,915 immediately vested common shares pursuant to the incentive award plan. These awards each had a grant date fair value of $49,997.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2014.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	322,494	(1)	$6.53	1,653,241	(2)
Equity compensation plans not approved by security holders	—		n/a	—

Total	322,494			1,653,241

(1)	Includes 322,494 common shares that would be issuable upon the exercise of all SARs outstanding under the incentive award plan at December 31, 2014, or the outstanding SARs, assuming all of the SARs were vested, the compensation committee determined to settle all SARs exercises with common shares and the amount of appreciation is calculated with reference to the NYSE closing price on December 31, 2014 of $7.67 per common share. The outstanding SARs are comprised of (a) 843,000 SARs, or the 1/24/12 SARs, awarded January 24, 2012 with an exercise price of $5.68 that vest in three equal annual installments and remained outstanding at December 31, 2014; (b) 1,020,459 SARs, or the 1/29/13 SARs, awarded January 29, 2013 with an exercise price of $6.89 that vest in three equal annual installments and remained outstanding at December 31, 2014 and (c) 832,950 SARs, or the 1/29/14 SARs, awarded January 29, 2014 with an exercise price of $8.29 that vest in three equal annual installments and remained outstanding at December 31, 2014. The compensation committee has elected to settle vested outstanding SARs in common shares to the extent common shares are available under the incentive award plan and not reserved for issuance under other grants under the incentive award plan and evaluates whether to settle any SARs that are vesting in cash or common shares as needed. The compensation committee will settle SARs in cash to the extent common shares are not available under the incentive award plan and so the maximum number of common shares issuable under these SARs will not exceed the number of common shares then available for issuance under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. Excludes 482,834 restricted common share awards that remained subject to forfeiture at December 31, 2014 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance.

(2)	Assumes the reduction of the number of common shares remaining issuable under the incentive award plan at December 31, 2014 by the number of common shares reported in column (a). The compensation committee periodically establishes a reserve for the number of common shares issuable with respect to the vested outstanding SARs based on the number of vested SARs at the relevant time and estimated market prices and the number of common shares issuable under the incentive award plan is reduced only by the reserves established by the compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our trust governance guidelines provide that our board must maintain a conflicts committee, consisting of no fewer than three members and consisting entirely of independent trustees (as defined in the trust governance guidelines). The conflicts committee is responsible, and has the sole authority and full power of the board, to approve or reject all related party transactions on behalf of RAIT. The trust governance guidelines define a related party transaction as any transaction that we would be required to disclose in our financial statement footnotes under FASB ASC Topic 850, “Related Party Disclosures”, or in our proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. As permitted by our trust governance guidelines, the board has designated the audit committee to serve as the conflicts committee in the audit committee’s charter.

Our code of business conduct and ethics provides that all related party transactions will be reviewed and approved or rejected by the audit committee. The code provides that the board has determined that no conflict of interest exists with respect to any investment acquisition, services arrangement, transaction or other matter, including, without limitation, any related party transaction, which is approved by the audit committee and which is determined by the audit committee to be on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest. If the audit committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code. Subject to this audit committee review process, the code provides that the board has determined that RAIT may enter into any contract or transaction of any kind with any person subject to the code or agent of RAIT or any of their affiliates, whether or not any of them has a financial interest in the transaction, as permitted by Article IX, Section 5 of our declaration of trust. The code provides that any waiver of the code may be made only by the audit committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or trustees will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The audit committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our internal financial and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2013. All of these relationships and transactions were approved or ratified by the audit committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

On October 1, 2012, we entered into a securities purchase agreement, or the purchase agreement, with ARS VI Investor I, LP (formerly ARS VI Investor I, LLC), or the investor, an affiliate of Almanac Realty Investors, LLC, or Almanac. Andrew M. Silberstein serves as a trustee on our board of trustees, as designated pursuant to the purchase agreement. Mr. Silberstein is an equity owner of Almanac and an officer of the investor and holds indirect equity interests in the investor. The transactions pursuant to the purchase agreement are described in Note 11 of the financial statements included with our annual report. In four closings under the purchase agreement in October, November and December of 2012 and in March of 2014, we have sold to the investor for an aggregate purchase price of $100.0 million the following securities, in the aggregate: (i) 4,000,000 Series D preferred shares, (ii) common share purchase warrants, or the warrants, initially exercisable for 9,931,000 common shares (which have subsequently adjusted to 10,479,889 common shares as of the date of the filing of this report), and (iii) common share appreciation rights, or the investor SARs, initially with respect to up to 6,735,667 common shares (which have subsequently adjusted to 7,107,948.84 common shares as of the date of the filing of this report). We are not obligated to issue in excess of 9,931,000 common shares upon exercise of the warrants if such issuance would require shareholder approval under the NYSE listing requirements and we would settle any excess common shares with their fair value in cash. The investor SARs are settled only in cash and not in common shares. Almanac receives fees in connection with its investments made pursuant to the purchase agreement. In addition, until December 19, 2014, our subsidiary received fees for managing a securitization which was collateralized, in part, by $25.0 million of trust preferred securities issued by Advance Realty Group, or ARG. An affiliate of Almanac owns an interest in ARG and Almanac receives fees in connection with this interest. As of December 19, 2014, our subsidiary delegated its collateral management rights to an unaffiliated third party. As a result, we do not expect to treat transactions arising out of this securitization’s interest in ARG as related party transactions after December 19, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish RAIT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2014, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis, except that RIMA and Mr. Mashaal filed one late report relating to twelve transactions occurring at a time when they arguably had the requisite level of ownership. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2014 have been filed.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC, holders of common shares who desire to submit proposals for inclusion in the proxy statement of RAIT for its 2016 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of RAIT by December 17, 2015. The proxy for the 2016 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where:

•

RAIT receives notice of the proposal by March 1, 2016 and advises shareholders in the 2016 proxy statement about the nature of the proposal and how management intends to vote on the proposal, subject to exceptions, or

•	RAIT has not received notice of the matter by March 1, 2016.

According to our by-laws, only such persons as are duly nominated by

•	the incumbent trustees or

•

a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed such shareholder’s nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting, shall be eligible for election.

A shareholder who wishes to submit recommendations for trustee candidates to the nominating committee should send a written recommendation to our executive offices, attention: nominating committee chairman. The shareholder must represent that the shareholder is a shareholder of RAIT and the shareholder will remain so through the date of the relevant annual meeting of shareholders of RAIT and, if the shareholder is not a record owner of common shares, provide such information about the record owner as RAIT may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a trustee if nominated and elected. The shareholder and the recommended person must also provide such additional information as the nominating committee may request, including any information requested concerning their respective backgrounds and relationships with one another and RAIT and concerning the qualifications of the recommended person. All shareholder recommendations received by the nominating committee will begin to be reviewed at the first meeting of the nominating committee held after receipt of the recommendation and any additional information requested by the nominating committee. The nominating committee expects to consider nominees recommended by security holders for the 2016 annual meeting if submitted as described above by November 1, 2015 in order that the submission may be considered by the nominating committee in its deliberations to determine its recommendations to the board regarding persons to be nominated by the board for election to the board at such annual meeting.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2014 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2014, was sent to shareholders of record as of March 20, 2015. Shareholders of record as of March 20, 2015, and beneficial owners of the common shares on that date, may obtain from RAIT, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the common shares on March 20, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 20, 2015. The notice of annual meeting, proxy statement and RAIT’s annual report on Form 10-K for the fiscal year ended December 31, 2014 are available on RAIT’s website at

http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

By order of the Board of Trustees

/S/ ANDERS LAREN
Anders Laren,
Secretary

April 13, 2015

APPENDIX A

GUIDELINES OF RAIT FINANCIAL TRUST AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Financial Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the October quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the January quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either its October or January quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the New York Stock Exchange. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

0	¢

RAIT FINANCIAL TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF TRUSTEES OF RAIT FINANCIAL TRUST

The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the Common Shares of Beneficial Interest of RAIT Financial Trust held of record by the undersigned on March 20, 2015 at the Annual Meeting of Shareholders of RAIT Financial Trust, to be held at 9:00 A.M. on Wednesday, May 20, 2015 in the Geneva Room at the Hub, at Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania, and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions. Each of the Proposals in this proxy is proposed by RAIT Financial Trust. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

¢	1.1	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 20, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2015:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

¢	00033333333300000000 8	052015

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2015. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.		1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
			Scott F. Schaeffer	☐	☐	☐
			Andrew Batinovich	☐	☐	☐
			Edward S. Brown	☐	☐	☐
			Frank A. Farnesi	☐	☐	☐
			S. Kristin Kim	☐	☐	☐
			Jon C. Sarkisian	☐	☐	☐
			Andrew M. Silberstein	☐	☐	☐
			Murray Stempel, III	☐	☐	☐
		2.	PROPOSAL TO APPROVE THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 FISCAL YEAR.	☐	☐	☐

		3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 20, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2015:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

Please mark, sign, date and

mail your proxy card

promptly in the enclosed

envelope.

i Please detach along perforated line and mail in the envelope provided. i

¢	00033333333300000000 8	052015

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2015. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.		1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
			Scott F. Schaeffer	☐	☐	☐
			Andrew Batinovich	☐	☐	☐
			Edward S. Brown	☐	☐	☐
			Frank A. Farnesi	☐	☐	☐
			S. Kristin Kim	☐	☐	☐
			Jon C. Sarkisian	☐	☐	☐
			Andrew M. Silberstein	☐	☐	☐
			Murray Stempel, III	☐	☐	☐
		2.	PROPOSAL TO APPROVE THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 FISCAL YEAR.	☐	☐	☐

		3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢